DEAN G. RALLIS JR. (State Bar No. 94266)
THOMAS A. JOHNSON (State Bar No. 158270)
BAKER & HOSTETLER
600 Wilshire Boulevard
Los Angeles, California 90017-3212
(213) 624-2400 Telephone
(213) 975-1740 Facsimile

Attorneys for MEDICAL SCIENCE INSTITUTE, Debtor and Debtor in Possession.



                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA



In re                          )       Case No. LA 95-37790 TD
                               )
MEDICAL SCIENCE INSTITUTE, dba )       Chapter 11
MSI LABORATORIES,              )
                               )       ORDER CONFIRMING
        Debtor and             )       MEDICAL SCIENCE INSTITUTE'S
        Debtor in Possession.  )       FIRST AMENDED PLAN OF
                               )       REORGANIZATION
                               )
                               )
                               )       Date:  November 18, 1996
                               )       Time:  9:00 a.m.
                               )       Place: Courtroom 1345
                               )                  255 East Temple St.
                               )                  Roybal Federal Bldg.
                               )                  Los Angeles, CA 90012
-------------------------------


AT LOS ANGELES, CALIFORNIA, IN THE ABOVE JUDICIAL DISTRICT:

         On November 18, 1996, at approximately 9:00 a.m. a hearing ("Confirmation Hearing") was held in the above-captioned case before the undersigned United States Bankruptcy Judge in Courtroom 1345, Edward R. Roybal Federal Building, 255 East Temple Street, Los Angeles, California 90012, to consider confirmation of the First Amended Disclosure Statement and Plan of Reorganization ("First Amended Plan") of Medical Science Institute ("MSI"), debtor and Debtor in

Possession herein, filed with the Court on or about October 18, 1996. Capitalized terms used herein not otherwise defined shall have the meaning set forth in the First Amended Plan.

         A conformed copy of the First Amended Plan, as modified to incorporate such changes as contained in pleadings filed in advance of the Confirmation Hearing or read into the record at the Confirmation Hearing or superseded by agreement thereafter, is attached hereto as Exhibit "1."

         At the hearing on confirmation of MSI's First Amended Plan on November 18, 1996, Dean G. Rallis Jr. and Thomas A. Johnson appeared on behalf of MSI, David W. Meadows of Andrews & Kurth, L.L.P., appeared on behalf of the Official Committee of Unsecured Creditors ("Committee"), Jeremy V. Richards of Pachulski, Stang, Ziehl & Young appeared on behalf of Nu-Tech Bio-Med, Inc. ("Nu-Tech"), Robert Goldschein of Katten, Muchin, & Zavis appeared on behalf of Austin Financial Services, Inc. ("Austin"), Daren Brinkman of Blakeley & Brinkman appeared on behalf of Meris Laboratories, Inc. ("Meris"), Dare Law appeared on behalf of the United States Trustee's Office, and other appearances were noted on the record.

         The findings and orders set forth in the First Amended Plan, and those findings made by the Court at the Confirmation Hearing, are expressly incorporated herein by reference and made a part hereof, including that:

         1.       This matter is a core proceeding.

         2. All persons entitled to notice of the Confirmation Hearing have received notice in a timely fashion and such notice is adequate under the circumstances and in conformity with the requirements of the Bankruptcy Code and the Bankruptcy Rules, including without limitation the United States Department of Health and Human Services, Health Care Financing Administration, Office of Inspector General, the California Department of Health Services, and all health care intermediaries who are parties to MSI's Provider Agreements.

         3. Notice, including newspaper publication in the western region edition of The Wall Street Journal as well as other regional newspapers, of the last day to file prepetition proofs of claim against MSI under Bankruptcy Code section 502, and of the last day to file requests for payment of administrative expenses under Bankruptcy Code section 503(b), with the clerk of the Bankruptcy Court was adequate to notify all known and unknown creditors and claimants of the Confirmation Hearing and of said bar date, including without limitation the United States Department of Health and Human Services, Health Care Financing Administration, Office of Inspector General, the California Department of Health Services, and all health care intermediaries who are parties to MSI's Provider Agreements.

         4. The First Amended Plan complies with all applicable provisions of the Bankruptcy Code.

         5. MSI and Nu-Tech, as joint proponents of the First Amended Plan, have complied with all applicable provisions of the Bankruptcy Code including, without limitation, the manner by which said proponents solicited votes on the First Amended Plan and transmitted the First Amended Disclosure Statement to holders of Allowed Claims and Interests in Impaired Classes.

         6. The First Amended Plan has been proposed in good faith and not by any means forbidden by law.

         7. All payments made or promised by MSI or by any person issuing securities or acquiring property under the First Amended Plan or by any other person for services or for costs and expenses in, or in connection with, the First Amended Plan have been fully disclosed to the Court and are reasonable or, if to be fixed after Confirmation of the First Amended Plan, will be subject to the approval of the Court.

         8. In accordance with the requirements of Bankruptcy Code section 1129(a)(5)(A), the manner in which the persons who are proposed to serve as directors or officers of Reorganized MSI after Confirmation of the First Amended Plan are to be selected have been fully disclosed, and the appointment of such persons to such offices, or their continuance therein, is equitable, and consistent with the interests of the creditors and equity security holders and with public policy.

         9. In accordance with section 1129(a)(5)(B), the identity of any insider that will be employed or retained by Reorganized MSI and his compensation has been fully disclosed.

         10. The First Amended Plan is in the best interests of creditors under section 1129(a)(7) in that each holder of a Claim or Interest has accepted the First Amended Plan or will receive or retain on account of such Claim or Interest under the First Amended Plan property of a value, as of the Effective Date of the First Amended Plan, that is not less than the amount that such holder would receive or retain if MSI were liquidated under Chapter 7 of the Bankruptcy Code on such date.

         11. The First Amended Plan provides for the treatment of administrative and priority Claims in the manner required by Bankruptcy Code section 1129(a)(9).

         12. Confirmation of the First Amended Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of MSI or any successor to MSI under the First Amended Plan, except to the extent that such liquidation or reorganization is proposed in the First Amended Plan.

         13. Each Class of Claims or Interests has either accepted the First Amended Plan or is not Impaired by the First Amended Plan.

         14. The First Amended Plan does not discriminate unfairly, and is fair and equitable, with respect to each Class of Claims or Interests that is Impaired under, and has not accepted, the First Amended Plan.

         15. All fees payable under 28 U.S.C. section 1930 have been paid or shall be paid in accordance with the First Amended Plan.

         16. The First Amended Plan, as supplemented by this Confirmation Order, contains adequate, proper and legal means for implementation in accordance with Bankruptcy Code section 1123.

         17. Nu-Tech submitted the highest bid at the Confirmation Hearing and tendered good and sufficient funds in an amount equal to the cash value component of its successful bid, pursuant to Section 12.g. of the First Amended Plan.

         18. Nu-Tech's bid was in good faith, at arms-length, and without any agreement or understanding with other potential bidders. The sale price was not controlled by any agreement between potential bidders under Bankruptcy Code Section 363(n) and is entitled to the protections of Bankruptcy Code Section 363(m).

         19. Upon entry of this Order, all conditions precedent to effectiveness of the First Amended Plan including but not limited to those listed in Section 28 of the First Amended Plan have been satisfied or waived by the appropriate parties. In particular, the condition that (a) Meris be found not to be entitled to assert an administrative "topping fee" claim has been satisfied by simultaneous entry of this Court's order (the "Meris Order") disallowing such claim in full, and (b) the Department of Fair Housing and Employment and Nila Yu administrative claim for disability discrimination has been satisfied by simultaneous entry of this Court's order (the "Yu Order") estimating such claim for distribution purposes under the First Amended Plan at $0.00 and ordering that such claimant shall have no distribution under the First Amended Plan nor any recourse against the Reorganized MSI and Nu-Tech, and (c) the Court has found and by simultaneous entry of this Court's order (the "Spear Order") that Kevin Spear is not entitled to an administrative claim and that any such claim is disallowed in full.

         NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

         20. Any and all objections to the First Amended Plan not previously withdrawn shall be and are hereby overruled; all withdrawn objections shall be and hereby are deemed withdrawn with prejudice.

         21. The First Amended Plan, a copy of which is attached hereto as Exhibit "1," is hereby confirmed pursuant to section 1129 of the Bankruptcy Code.

         22. Nu-Tech is the Successful Bidder for the purchase and sale of MSI, pursuant to Section 12 of the First Amended Plan.

         23. The provisions of the First Amended Plan shall bind the Successful Bidder and MSI and all holders of Claims against or Interests in MSI, whether or not the respective Claims or Interests are Impaired under the First Amended Plan, whether or not the holders of such Claims or Interests have accepted the First Amended Plan, and whether or not the holders of such Claims or

Interests have filed proofs of claim or interest or are deemed to have filed proofs of claim or interest.

         24. Pursuant to Section 2.m. and 2.t. of the First Amended Plan, the Effective Date of the First Amended Plan hereby is fixed as the date the Confirmation Order is entered on the Court's docket.

         25. Reorganized MSI and its respective directors, officers, agents, attorneys and representatives are authorized and empowered to carry out all of the provisions of the First Amended Plan and to take such actions to execute and deliver such other documents and instruments as may be necessary, useful or appropriate to effectuate, implement or consummate fully the First Amended Plan and this Order; and Reorganized MSI and its directors, officers, agents, attorneys and representatives are authorized to deliver, file and record such documents, certificates, reports or instruments with the appropriate federal, state, local, foreign or other governmental authorities and with other entities as may be necessary, useful, or appropriate to effectuate, implement or consummate the First Amended Plan and this Order.

         26. The automatic stay imposed by section 362 of the Bankruptcy Code is hereby modified as necessary to allow the execution, delivery, filing, and recording of any other documents, certificates, reports, UCC financing or termination statements as are necessary, useful or appropriate to effectuate, implement and consummate the First Amended Plan.

         27. Any claim for postpetition interest on any claim, except as otherwise provided in the First Amended Plan or in this Order, shall be disallowed.

         28. Mr. Fausto Mendez Jr. ("Mendez") is hereby appointed as an initial director of Reorganized MSI, with additional directors to be appointed by Nu-Tech pursuant to the First Amended Plan, from and after 8:00 a.m., Pacific Standard Time, on the Effective Date of the First Amended Plan. Without further action by any person, the Reorganized MSI directors shall commence their status as directors of Reorganized MSI as of the Effective Date of the First Amended Plan.

         29. Reorganized MSI's assumptions, assignments and rejections of executory contracts and unexpired leases, specifically including but not limited to those entered into post-petition in the ordinary course of business, as provided in the First Amended Plan shall be and hereby are approved.

         30. On the Effective Date, Reorganized MSI assumes all of its health care provider agreements (collectively "Provider Agreements") with federal and state governments and third parties, and their respective agencies or agents, (collectively "Providers"), free and clear of any and all claims, interests or in personam liabilities that such Providers may have against or assert against Reorganized MSI through and including the Effective Date, including without limitation, False Claims Act Claims, and any and all rights of setoff and recoupment. In particular, and without limitation: (1) from and after the Effective Date, such Providers shall be enjoined from setting off or recouping against payments due to Reorganized MSI after the Effective Date any liabilities which MSI has, or may have, to such third parties which liabilities accrued on or before the Effective Date; and such Providers shall not be entitled to impose on Debtor's Successor, or Reorganized MSI, or any other successor to MSI or their agents or employees, any compliance or other requirements as a condition to the Provider Agreements remaining in full force and effect. This section 30 shall specifically bind, without limitation, the United States Department of Health and Human Services, Health Care Financing Administration, Office of Inspector General, the California Department of Health Services, and all health care intermediaries who are parties to MSI's Provider Agreements.

         31. Effective Date payments shall be made in accordance with Exhibit 2 as amended a copy of which is attached to the First Amended Plan.

         32. The rate of 9% per annum is hereby determined to be the appropriate rate for post- confirmation interest for Allowed Priority Claims under Section 16.a.i.(7) of the First Amended Plan.

         33. Notwithstanding anything in the First Amended Plan to the contrary, the treatment of the Class 4 Interest of Mendez will be consistent with and in accordance with Mendez'

Employment Agreement with Nu-Tech ("Employment Agreement"), a true and correct copy of which is attached as Exhibit "2." Mendez is the sole shareholder of MSI and the treatment of Mendez under the First Amended Plan as modified by the Employment Agreement shall be in full and complete satisfaction of any and all Class 4 interests, including without limitation any interest of Danny Cohen.

         34. On the Effective Date, all outstanding equity securities of MSI shall be canceled on the books of Reorganized MSI as provided pursuant to the First Amended Plan.

         35. Except as otherwise provided in the First Amended Plan, or in agreements or orders entered in connection therewith, on or after the Effective Date,

                  (a) the rights afforded in the First Amended Plan, and the treatment of all Claims and Interests thereunder whether held by any Person or Governmental Unit:

                           (i) are in exchange for, and in complete
satisfaction, release, termination, and discharge to the fullest extent permitted by Bankruptcy Code sections 1141 and 105, from all Claims and Interests that arose prior to the Effective Date, including without limitation, Claims arising under or related to any Labor Laws or Environmental Laws (including any interest accrued on such Claims from and after the Petition
Date), of all debts of the kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(I) of the Bankruptcy Code, and of all obligations and liabilities of MSI on which such Claims and Interests are based, whether or not evidenced by any instrument or paper. All persons and entities shall be deemed precluded from asserting against MSI, Reorganized MSI, the Committee, its agents, their successor(s), Nu-Tech, or their assets or properties, any Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the confirmation date, and

                           (ii) shall terminate all Interests in MSI of any
nature whatsoever;

                  (b) any and all assets acquired by any entity, pursuant and subject to the First Amended Plan, effective immediately upon the Closing Date shall be free and clear of any and all Claims, liens and interests, such interests including all mortgages, deeds of trust, liens, encumbrances, or other security interests against property of the Estate, and all in personam Claims against MSI,

MSI's estate, Reorganized MSI and MSI's successor. Such interests shall be released with respect to MSI, MSI's estate, and MSI's successor and the acquiring entity; all right, title, and interest of any holder of such mortgages, deeds of trust, liens, encumbrances, or other security interests shall vest in Reorganized MSI, its successor or assigns.

         Such discharge shall constitute an absolute bar from asserting or recovering on any claim, lien or interest on behalf of any person, governmental unit, or any entity, as defined above, holding such claim, lien or interest against Reorganized MSI, Nu-Tech or their successor or assigns.

         36. With respect to the Claims and causes of action assigned to the Post-Confirmation Creditors' Committee, as stated in Exhibit 11 to the First Amended Plan and subject to the caveat set forth below, to extent persons against whom such Claims and causes of action are asserted have indemnification, contribution or reimbursement claims against MSI, the discharge shall constitute an absolute bar against such contingent claims, which therefore will have no recourse against Reorganized MSI or Nu-Tech. The Post Confirmation Creditors' Committee and Nu-Tech have not reached a final agreement with respect to the claims to be assigned to the former, post confirmation. In the event the parties are unable to reach an agreement on the content of Exhibit "11," both sides reserve their rights with respect to the specific claims to be assigned to the Post Confirmation Creditors' Committee.

         37. With respect to False Claims Act Claims against the individual officers, directors, agents and employees of MSI, the discharge shall constitute an absolute bar against the assertion of any and all contribution, indemnity, and reimbursement claims against Reorganized MSI or Nu- Tech by such officers, directors, agents and employees.

         38. The discharge shall void any judgment against MSI at any time obtained to the extent that it relates to a Claim, Administrative Claim, or Interest that has been discharged or terminated.

         39. Except as otherwise provided in the First Amended Plan, any contract, instrument or other agreement or document created in connection with the First Amended Plan, or the Confirmation Order, all property of the estate, wherever situated, including all permits issued by Governmental Units under any Labor Law or Environmental Laws, shall vest in Reorganized MSI free and clear on the Effective Date of all Claims, mortgages, deeds of trust, liens, security inter ests, encumbrances, and other interests of any Person, unless otherwise excepted by the First Amended Plan.

         40. Notwithstanding anything to the contrary in the First Amended Plan, MSI shall not have any liabilities under or obligations or remediation or other responsibilities in respect of any property that does not vest in Reorganized MSI on the Effective Date.

         41. Reorganized MSI may operate MSI's business and may use, acquire, and dispose of property and compromise or settle any Claims or Interests without the supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules of the United States Bankruptcy Court for the Central District of California, and the guidelines and requirements of the Office of the United States Trustee for the Central District of California.

         42. Reorganized MSI may use, acquire, and dispose of property without the supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, other than those restrictions expressly imposed by the First Amended Plan, any contract, instrument, or other agreement or document created in connection with the First Amended Plan, or the Confirmation Order.

         43. All Persons and Governmental Units are hereby permanently enjoined by Bankruptcy Code section 524 from asserting against Reorganized MSI, Nu-Tech, the Committee, their successors and agents, or their assets or properties, any Claims (including Claims arising under or related to any Labor Laws, Health Care Laws, or Environmental Laws), Administrative Claims, or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

         44. All Persons and Governmental Units who have held, currently hold, or may hold a Claim (including, without limitation, a Claim arising under or related to any Labor Laws, Health Care Laws, or Environmental Laws), Administrative Claim, or Interest, discharged or terminated pursuant to the terms of the First Amended Plan are hereby permanently enjoined by Bankruptcy Code section 524 from

                  a. taking any of the following actions on account of any such discharged Claim or terminated Interest;

                  b. commencing or continuing in any manner any action or other proceeding against MSI, MSI's bankruptcy estate, Reorganized MSI, MSI's successor(s), MSI's assets, or properties;

                  c. enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against MSI, MSI's bankruptcy estate, MSI's successor(s), MSI's assets, or properties;

                  d. creating, perfecting, or enforcing any lien or encumbrance against MSI, MSI's bankruptcy estate, MSI's successor(s), MSI's assets, or properties (iv) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due to MSI, MSI's bankruptcy estate, MSI's successor(s), MSI's assets, or properties, and

                  e. commencing or continuing any action, in any manner or place, that does not comply with or is inconsistent with the provisions of the First Amended Plan or the Confirmation Order.

         45. Any Person or Governmental Unit violating such injunction may be liable for actual damages, including costs and attorneys' fees and, in appropriate circumstances, punitive damages.

         46. All Persons and Governmental Units who have held, currently hold, or may hold a Claim (including, without limitation, a Claim arising under or related to any Labor Laws, Health Care Laws, or Environmental Laws), Administrative Claim, or Interest discharged or terminated pursuant to the terms of the First Amended Plan, unless specifically excepted by the First Amended Plan, are hereby permanently enjoined by Bankruptcy Code section 524 from commencing or continuing in any manner any action or other proceeding against any party on account of a Claim or cause of action that was property of the estate, including, without limitation, any derivative Claims capable of being brought on behalf of MSI, and all such Claims and causes of action shall remain exclusively vested in MSI's successor to the maximum extent such Claims and causes of action were vested in MSI.

         47. The Bankruptcy Court hereby retains jurisdiction as set forth in
Section 30. of the First Amended Plan.

         48. The reversal of modification of this Order, the Meris Order, the Yu Order, or the Spear Order on appeal shall not affect the validity of the First Amended Plan or any agreement, document, instrument or action authorized by this Order or under the First Amended Plan as to Reorganized MSI, Nu-Tech, or other persons acting in good faith, whether or not that person knows of the appeal unless this Order is stayed pending appeal. [THIS SECTION, 48, WAS DELETED FROM THE ORDER.]

         49. Any person or entity seeking allowance of final compensation or reimbursement of expenses for services rendered and expenses incurred prior to the Effective Date to MSI or in relation to these Chapter 11 cases pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code shall file an application with the Office of the Clerk, United States Bankruptcy Court, 300 N. Los Angeles Street, Los Angeles, California 90025, together with proof of service thereof, and serve such application upon the following persons so as to be received within twenty-one (21) days after the Effective Date, or be forever barred and enjoined from seeking such allowance:

                  Counsel to Debtor:

                           Dean G. Rallis Jr.
                           Baker & Hostetler
                           600 Wilshire Blvd.
                           12th Floor
                           Los Angeles, CA 90012
                           Telephone: (213) 975-1606
                           Facsimile: (213) 975-1740

                  Counsel to the Post-Confirmation Committee:

                           David W. Meadows
                           Andrews & Kurth, L.L.P.
                           601 South Figueroa
                           Suite 4200
                           Los Angeles, CA  90017
                           Telephone: (213) 896-3100
                           Facsimile: (213) 896-3137

                  Counsel to the Successful Bidder:

                           Jeremy Richards
                           Pachulski, Stang, Ziehl & Young
                           10100 Santa Monica Blvd.
                           Suite 1100
                           Los Angeles, California, 90067
                           Telephone: (310) 277-6910
                           Facsimile: (310) 201-0760

                  United States Trustee:

                           Dare Law
                           Office of the United States Trustee
                           221 North Figueroa Street
                           Suite 800
                           Los Angeles, California, 90017
                           Telephone: (213) 894-4925
                           Facsimile: (213) 894-2603

         Subject to the future approval by the Court of all such fees, the fees and expenses of all professionals employed at the expense of the estate shall not exceed $1.175 million.

         50. Within 120 days of entry of this Order, Reorganized MSI must file a status report ("Report") explaining what progress has been made toward consummation of the First Amended Plan, which shall be set for hearing on or notice on April 27, 1997 at 11:00 AM. The initial Report must be served on the United States Trustee, the Official Committee of Unsecured Creditors, and those parties who have requested special notice. Further Reports must be filed every 180 days thereafter and served on the same entities, unless otherwise ordered by the Court. The Report shall include at least the following information:

                  a. A schedule listing for each debt and each class of claims:

                           (1) the total amount required to be paid under the
First Amended Plan;

                           (2) the amount required to be paid as of the date of
the report; the amount actually paid as of the date of the report; and the deficiency, if any, in required payments;

                  b. Reorganized MSI's projections as to its continuing ability to comply with the terms of the First Amended Plan;

                  c. An estimate of the date for First Amended Plan consummation and application for final decree; and

                  d. Any other pertinent information needed to explain the progress toward completion of the confirmed First Amended Plan.

                  e. Reporting entities whose equity securities are registered under Section 12(b) of the Securities Exchange Act of 1934 may provide information from their latest 10Q or 10K filing with the SEC if it is responsive to the aforementioned requirements.

         51. Within ten (10) business days after the date of entry of this Order, counsel for MSI shall mail to all parties in interest in this case notice of entry of this Order.

/ / /

/ / /

/ / /

         52. Reorganized MSI is expressly not assuming any obligation to pay any bonus to any officer or employee of MSI including, without limitation, Messrs. Arneson and Kearby.

DATED:  November 18, 1996          _____________________________________
                                             THOMAS B. DONOVAN
                                      UNITED STATES BANKRUPTCY JUDGE
Presented By:
DEAN G. RALLIS JR.
THOMAS A. JOHNSON
BAKER & HOSTETLER



By:_________________________
     Thomas A. Johnson
Attorneys for MEDICAL SCIENCE INSTITUTE,
Debtor and Debtor in Possession.

JEREMY V. RICHARDS
PACHULSKI, STANG, ZIEHL & YOUNG



By: _______________________
          Jeremy V. Richards
Attorneys for Nu-Tech Bio-Med, Inc.

DAVID W. MEADOWS
ANDREWS & KURTH L.L.P



By: _______________________
           David W. Meadows
Counsel for the Official
Unsecured Creditors' Committee

DEAN G. RALLIS JR. (State Bar No. 94266)
THOMAS A. JOHNSON (State Bar No. 158270)
BAKER & HOSTETLER
600 Wilshire Boulevard
Los Angeles, California 90017-3212
(213) 624-2400 Telephone
(213) 975-1740 Facsimile

Attorneys for Medical Science Institute,
Debtor and Debtor in Possession


                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA


In re                                      )  Case No. LA 95-37790 TD
                                           )
MEDICAL SCIENCE INSTITUTE,                 )  Chapter 11
                                           )
dba MSI Laboratories, a California         )  FIRST AMENDED DISCLOSURE
corporation,                               )  STATEMENT AND PLAN OF
                                           )  REORGANIZATION FOR MEDICAL
                                           )  SCIENCE INSTITUTE
                  Debtor and Debtor        )
                  in Possession.           )  CONFIRMATION HEARING:
                                           )
                                           )  Date:     November 18, 1996
                                           )  Time:     9:00 a.m.
                                           )  Place:    Courtroom 1345
                                           )            Roybal Federal Bldg.
                                           )            255 East Temple Street
                                           )  Los Angeles, CA  90012
-------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

1.      INTRODUCTION...............................................................................................1

2.      DEFINITIONS................................................................................................2

3.      INTERPRETATION, RULES OF CONSTRUCTION, COMPUTATION OF
        TIME AND CHOICE OF LAW.....................................................................................6

4.      GENERAL DISCLAIMER AND VOTING PROCEDURE....................................................................7

5.      WHO MAY OBJECT TO CONFIRMATION OF THE PLAN.................................................................9

6.      DEADLINE FOR OBJECTION TO CONFIRMATION.....................................................................9

7.      WHO MAY VOTE TO ACCEPT OR REJECT THE PLAN..................................................................9

8.      VOTES NECESSARY TO CONFIRM THE PLAN.......................................................................11

9.      BAR DATES FOR FILING CLAIMS...............................................................................12

10.     INFORMATION REGARDING VOTING PROCEDURES IN THIS CASE......................................................12

11.     DEADLINE FOR VOTING.......................................................................................12

12.     OVERBID PROCEDURES AND REQUIREMENTS.......................................................................12

13.     DESCRIPTION OF DEBTOR'S PAST AND FUTURE BUSINESS; EVENTS
        PRECIPITATING BANKRUPTCY FILING...........................................................................14
        a.   Operating Losses.....................................................................................16
        b.   Collections of Accounts Receivable...................................................................16
        c.   Paydown Demands of Austin Financial Services, Inc....................................................16
        d.   Litigation Arising in a Non-bankruptcy Context.......................................................17
             i.     Bio-Diagnostic Laboratories, Inc. v. Gerald Bratcher, Superior Court
                    for the State of California, Los Angeles County, case number BC
                    101090........................................................................................17
             ii.    Amy LeVan Cimino v. Medical Science Institute, Inc., et al., Superior
                    Court for the State of California, Los Angeles County, Case No.BC
                    137420........................................................................................18
             iii.   Creative Computer Applications v. Medical Science Institute, Municipal Court
                    of California, Case No. 94K3662...............................................................19
             iv.    Delores C. Ingram v. Bernard T. McNamara et al., Superior Court for
                    the State of California, Los Angeles County, Case No. BC 118490...............................19
             v.     Merchants Recovery Services [Clinical Laboratory Assoc.] v. Medical
                    Science Institute, Municipal Court for the County of Los Angeles, Case
                    no. 95C00700..................................................................................20
             vi.    Physicians Clinical Laboratory, Superior Court for the County of
                    Sacramento, Case no. 537231...................................................................20
             vii.   Deborah Williams et al. v. Reproductive Health Care Centers, Inc.,
                    et al., Superior Court for the State of California, Los Angeles County,
                    Case No. BC 747682............................................................................20

14.     BANKRUPTCY PROCEEDINGS (POST-PETITION EVENTS).............................................................21
        a.   Filing Of Bankruptcy Case............................................................................21

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                           TABLE OF CONTENTS (cont'd)
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        b.   Cash Collateral Stipulations With Austin Financial Services, Inc.....................................21
        c.   Claim Objections/Motions To Estimate Claims..........................................................21
             i.     Claim of Trudy Rosen-Woolf, Claim No. 68......................................................22
             ii.    Claims Of Kevin Spear, Claim No. 66, as further amended to include government claims under the state and federal False Claims Acts...............................23
        d.   Adversary Proceedings................................................................................24
             i.     Medical Science Institute v. Danny Cohen......................................................24
             ii.    Medical Science Institute v. Meris Laboratories, Inc. United States
                    Bankruptcy Court, Adv. No. 96-01668...........................................................25
             iii.   Post-Confirmation Prosecution of These Actions................................................25
        e.   Efforts To Market Debtor's Assets....................................................................25
        f.   Negotiations With Meris Laboratories, Inc............................................................25
        g.   Due-Diligence Information Package....................................................................26
        h.   Environmental Concerns...............................................................................27
        i.   Attempt To Develop Operational-Based Reorganization Plan.............................................27
        j.   Why Debtor Is Propounding Plan Now Rather Than Waiting For
             Administrative Bar Date To Pass......................................................................27

15.     SUMMARY OF CHAPTER 11 PLAN................................................................................27

16.     DESCRIPTION AND TREATMENT OF CLAIMS.......................................................................27
        a.   Detailed Description And Treatment Of Claims And Interests...........................................27
             i.     Unclassified Administrative Claims............................................................27
                    (1)   Administrative Claims #1: Professional Fees.............................................28
                    (2)   Administrative Claim #3: United States Trustee Fees.....................................30
                    (3)   False Claims Act Claims.................................................................30
                    (4)   Administrative Claim #4: Payroll Taxes .................................................30
                    (5)   Administrative Claim #5: Post-Petition Accounts Payable.................................31
                    (6)   Meris' Alleged "Topping Fee"............................................................31
                    (7)   Allowed Priority Claims.................................................................31
                    (8)   Internal Revenue Service................................................................31
             ii.    Classified Claims.............................................................................31
                    (1)   CLASS ONE: Secured Claim Of Austin Financial Services, Inc..............................31
                    (2)   CLASS TWO:  Other Secured Claims........................................................32
                    (3)   CLASS THREE:  Allowed General Unsecured Claims..........................................32
                    (4)   CLASS THREE A: Administrative Convenience Class Claims..................................33
                    (5)   CLASS FOUR: Shareholder Interests.......................................................33

17.     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.....................................................34
        a.   Assumption Of Executory Contracts And Unexpired Leases...............................................34
             i.     Assumptions Generally.........................................................................34
             ii.    Approval of Assumption of Executory Contracts and Unexpired Leases............................35
             iii.   Objections to Assumption of Executory Contracts and Unexpired Leases..........................35
             iv.    Payments Related to Assumption of Executory Contracts and Unexpired
                    Leases........................................................................................36
        b.   Executory Contracts and Unexpired Leases to Be Rejected..............................................36
        c.   Bar Date for Rejection Damages.......................................................................37

18.     FUNDING OF DEBTOR'S PLAN/SOURCE OF MONEY TO PAY CLAIMS
        AND INTEREST-HOLDERS......................................................................................37

19.     FINANCIAL RECORDS TO ASSIST IN DETERMINING WHETHER
        PROPOSED PAYMENT IS FEASIBLE..............................................................................37

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        a.   Medical Science Institute............................................................................37
        b.   Nu-Tech Bio-Med, Inc.................................................................................38

20.     ASSETS AND LIABILITIES OF THE ESTATE......................................................................38
        a.   Assets...............................................................................................38
        b.   Collectibility Of Accounts Receivable................................................................38
        c.   Liabilities..........................................................................................39

21.     TREATMENT OF NONCONSENTING CLASSES........................................................................39

22.     TREATMENT OF NONCONSENTING MEMBERS OF CONSENTING CLASS
        (CHAPTER 7 LIQUIDATION ANALYSIS)..........................................................................40

23.     FUTURE DEBTOR.............................................................................................40
        a.   The Nu-Tech Proposal.................................................................................40
             i.     Risks Of The Plan.............................................................................40
             ii.    Future Management Of Reorganized Debtor.......................................................41
             iii.   Exemption From Certain Transfer Taxes.........................................................41
        b.   Cancellation And Surrender Of Instruments, Securities, And Other
             Documentation........................................................................................41

24.     PROVISIONS REGARDING POST-CONFIRMATION DETERMINATION OF
        CLAIMS, THE DISBURSING AGENT, AND THE POST-CONFIRMATION
        COMMITTEE.................................................................................................42
        a.   Disbursing Agent.....................................................................................42
        b.   Dissolution Of Committee.............................................................................42
        c.   Creation Of The Post-Confirmation Committee..........................................................42
        d.   Committee Procedures.................................................................................43
        e.   Committee As Representative Of Creditors.............................................................43
        f.   Liability............................................................................................43
        g.   Authority Of Committee...............................................................................44
        h.   Committee Compensation...............................................................................44
        i.   Retention Of Professionals And Others By The Committee...............................................45
        j.   General Preservation of Avoidance Actions and All Other Claims.......................................45
        k.   Sources Of Payment For Post-Confirmation Fees And Expenses Incurred By
             Counsel For The Committee............................................................................46
        l.   Review of Attorneys' Fees............................................................................46
        m.   Investment of Cash...................................................................................46
        n.   Books And Records....................................................................................46
        o.   Termination of Post-Confirmation Committee...........................................................46

25.     TAX CONSEQUENCES OF PLAN..................................................................................47
        a.   Discharge or Cancellation of Indebtedness of Debtor..................................................48
        b.   Material Modification of Terms of Existing Debt and Issuance by Debtor of New
             Debt in Exchange for Old Debt........................................................................50
        c.   Recognition of Gain or Loss by Debtor................................................................56
        d.   Alternative Minimum Tax..............................................................................57
        e.   Amount and Utilization of Net Operating Loss Carryforwards and Other Federal
             Income Tax Attributes................................................................................58
        f.   Tax Consequences to Allowed Claimants................................................................60
        i.   Realization of Income or Loss by an Allowed Claimant with Respect to Payment of
             Cash or Property Received in Satisfaction of Accrued Interest on Debt................................60

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26.     EFFECT OF CONFIRMATION OF PLAN............................................................................61
        a.   Discharge And Injunction.............................................................................61
        b.   Injunction Against Parties Bringing Actions on Behalf of Estate......................................63
        c.   Upon Whom the Plan is Binding........................................................................63
        d.   Types of Claims the Plan is Binding Upon.............................................................64
        e.   Vesting Of Property Of the Estate And Release Of Liens Property Vested
             Free and Clear of Liens..............................................................................64
        f.   MSI not liable for Property Not Vested...............................................................64
        g.   Successor's Right to Use Property....................................................................65
        h.   Setoffs..............................................................................................65
        i.   Objections To Claims; Adequacy Of Notice Of Bar Date Orders And
             Schedules Of Liabilities.............................................................................66
        j.   Preservation Of All Rights Of Action.................................................................66
             i.     Projected Value of Recovery from Voidable Claims..............................................67

27.     DISTRIBUTIONS UNDER THE PLAN..............................................................................67
        a.   General Matters Concerning The Distribution Of Consideration.........................................67
        b.   Cash Payments........................................................................................67
        c.   Transmittal of Distributions.........................................................................68
        d.   Undeliverable Distributions..........................................................................68
        e.   Distribution On Disputed Claims Or Disputed Interests That Become Allowed
             Claims Or Allowed Interests..........................................................................69

28.     CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN.........................................................69

29.     CONFIRMATION REQUEST......................................................................................70

30.     RETENTION OF JURISDICTION.................................................................................70
        a.   Modification Of The Plan.............................................................................71
        b.   Successors And Assigns...............................................................................72

31.     FINAL DECREE..............................................................................................73



                                      -iv-
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1.      INTRODUCTION

        On October 26, 1995, Medical Science Institute, debtor and debtor in possession in the above-captioned case ("MSI" or "Debtor"), filed a bankruptcy petition under Chapter 11 of the Bankruptcy Code ("Code"). The document you are reading is both the Plan of Reorganization ("Plan") and the Disclosure Statement for MSI. The Plan contemplates the purchase and sale of MSI to a non-insider, Nu-Tech Bio Med., Inc. ("Nu-Tech Proposal"), which sale is subject to overbids. FOR A BRIEF SUMMARY OF THE NU-TECH PROPOSAL, A COPY OF THE NU-TECH TERM SHEET EXECUTED ON OR ABOUT SEPTEMBER 20, 1996, AND A CHART OF THE TREATMENT OF CLAIMS, PLEASE SEE ATTACHED EXHIBIT "1." BY SEPARATE LETTER, THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS IS URGING ALL CREDITORS TO VOTE IN FAVOR OF THE PLAN.

        The Plan provides for the treatment of the claims of the Debtor's creditors and interests of shareholders. The Disclosure Statement describes the assumptions that underlie the Plan and how the Plan will be executed. The Bankruptcy Court ("Court") has approved the form of this document as containing adequate information to enable parties affected by the Plan to make an informed judgment about whether to vote in favor of or to reject the Plan.

        MSI has reserved NOVEMBER 18, 1996 AT 9:00 A.M., in Courtroom 1345 for the confirmation hearing at which time the Court will determine whether MSI has complied with the provisions to support an order confirming the Plan. THE DEADLINE FOR CREDITORS TO VOTE TO ACCEPT OR REJECT THE PLAN IS NOVEMBER 8, 1996 AT 4:00 P.M. (See Paragraphs 7-10 below for further discussion on voting).

         Any interested party desiring further information may contact the following: counsel for Debtor by mail, c/o Mr. Dean G. Rallis Jr., Esq., Baker & Hostetler, 600 Wilshire Boulevard, Suite 1000, Los Angeles, California, 90017, or by phone at (213) 624-2400; or Mr. Olaf M. Arneson, Vice President of Finance, Medical Science Institute, Inc., 811 South San Fernando Blvd., Burbank, California 91502, or by phone at (818) 846-4674. Creditors may contact counsel to Nu-Tech by mail, c/o Mr. Jeremy Richards, Pachulski Stang Ziehl & Young, 10100 Santa Monica Blvd., Suite 1100, Los Angeles, California, 90067, or by phone at (310) 277-6910. Creditors also may contact counsel to the Official Unsecured Creditor's Committee ("Committee"),

David W. Meadows, Esq., of Andrews & Kurth, L.L.P., 601 South Figueroa Street, Los Angeles, California, 90017, phone number (213) 896-3100.

2.       DEFINITIONS

         In addition to such other terms as are defined in other paragraphs of the Plan, the following terms (which appear in the Disclosure Statement and Plan as capitalized terms) have the following meanings as used in the Disclosure Statement and Plan.

         a. "Administrative Claim" means a Claim for costs and expenses of administration Allowed under Bankruptcy Code sections 503(b) or 507(b). Administrative Claims shall include fees payable under 28 U.S.C. section 1930.

        b. "Administrative Claims Bar Date" shall mean October 31, 1996, which is the last day by which holders (excluding professionals) of Administrative Claims shall file a proof of such Administrative Claim.

         c. "Affiliate" shall have the meaning set forth in Bankruptcy Code section 101(2).

         d. "Administrative Convenience Class Claim" means an Allowed General Unsecured Claim that is equal or less than $2,500.00 or any General Unsecured Claim, whether allowed or disputed, in an amount greater than $2,500 and held by a creditor who affirmatively elects to opt-in to such class.

         e. "Allowed" means, with respect to a Claim or Interest, an Allowed Claim or an Allowed Interest, as defined herein.

         f. "Allowed Claim" or "Allowed Interest" means a Claim against or Interest in MSI to the extent that (a) a proof of such Claim or Interest was (i) timely filed or (ii) deemed timely filed under applicable law or by reason of an order of the Bankruptcy Court, and (b) (i) Debtor, Reorganized Debtor, or any other party in interest entitled to do so, does not file an objection within the time period(s) set forth in Paragraph 6 of the Plan and the Claim or Interest is not otherwise a Disputed Claim or Disputed Interest, (ii) the Claim or Interest is Allowed (and only to the extent Allowed) by a Final Order, or (iii) the Claim or Interest is Allowed under the Plan. Terms such as "Allowed Priority Tax Claim" or "Allowed Secured Claim" means, by way of example, an Allowed Claim which is also a Priority Tax Claim or Secured Claim, respectively.

         g. "Allowed General Unsecured Claims" means allowed Claims of general unsecured creditors, designated as Class 3 in the Plan.

         h. "Bankruptcy Code" means Title 11 of the United States Code, as the same was in effect on the Petition Date, as amended by any amendments applicable to the Reorganization Case.

         i. "Bankruptcy Court" means the United States Bankruptcy Court for the Central District of California or, in the event such court ceases to exercise jurisdiction over the Reorganization Case, such other court or adjunct thereof that exercises jurisdiction over the Reorganization Case.

         j. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as the same may from time to time be in effect and applicable to proceedings in the Reorganization Case.

        k. "Claim" means any right to payment, whether in contract, tort, or by statute, or whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, regardless of priority whether secured, administrative, priority, or unsecured as of the date of commencement of the Chapter 11 case. "Claim" includes situations where acts or conduct has occurred prior to the date of the commencement of the Chapter 11 Case, but actual injury has not manifested or been discovered, and equitable remedies for breach of performance, if such breach gives rise to a right to payment, whether or not such right to any equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, regardless of priority whether secured, administrative, priority, or unsecured.

         l. "Claimant" means the holder of a Claim against MSI.

         m. "Closing Date" means not later than Fifteen (15) days following entry of the Confirmation Order on the Court's docket, unless such order is stayed, in which event the Closing Date shall be the first business day after such fifteen day period on which the stay is no longer in effect.

         n. "Committee" means the Official Committee of Unsecured Creditors, either pre- or post-confirmation of Debtor's Plan, as the context warrants.

         o. "Confirmation" means the entry of an order of the Bankruptcy Court confirming the Plan.

         p. "Confirmation Hearing" means the hearing scheduled for November 18, 1996 at 9:00 a.m., Pacific Standard Time, before the Honorable Thomas B. Donovan, United States Bankruptcy Court for the Central District of California, Courtroom 1345, 13th Floor, 225 East Temple Street, Los Angeles, California, at which time the Bankruptcy Court will determine whether the Plan satisfies the requirements of Bankruptcy Code section 1129, and if appropriate, will enter the Confirmation Order. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing or at any subsequently adjourned Confirmation Hearing.

         q. "Confirmation Order" shall mean the order signed by the Bankruptcy Court confirming the Plan.

         r. "Disbursing Agent" means Credit Managers Association of California or such other entity designated by the Committee.

         s. "Disbursement Fund" means the fund administered by the Disbursement Agent upon direction of the Committee for payment of Allowed General Unsecured Claims (Classes 3 and 3A) pursuant to the terms of the Plan.

         t. "Effective Date" means the Closing Date.

         u. "Entity" shall have the same meaning as that term is defined under 11 U.S.C. section 101(15).

        v. "Environmental Laws" means any and all laws relating to local state or federal regulation and enforcement of activities having an effect on or pertaining to the environment, including (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. section 9601 et seq.; (ii) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. section 6901 et seq.; (iii) the Clean Air Act, 42 U.S.C. section 7401 et seq.; (iv) the Clean Water Act of 1977, 33 U.S.C. section 1251 et seq.; (v) the Toxic Substances Control Act, 15 U.S.C.
section 2601 et seq.; (vi) HWCL; (vii) all other laws by any Governmental Units relating to air pollution, water pollution, noise control and/or the handling, discharge, existence, disposal, or recovery of on-site or off-site hazardous, toxic , or dangerous waste, substances, or materials, as each of the foregoing may be amended from time to time; and

(viii) the ordinances, rules, regulations, orders, notices of violation, requests, demands, and/or requirements issued or promulgated by such Governmental Units in connection with any such statutes and laws.

         w. "Filed" or "filed" refers to the filing of a particular document, paper or pleading, depending on the context, with the United States Bankruptcy Court in connection with Debtor's case or a related adversary proceeding or contested matter.

         x. "Governmental Unit" shall have the same meaning as that term is defined under 11 U.S.C. section 101(27).

        y. "Health Care Laws" means any and all laws (including but not limited to statutes, regulations, rules, manual provisions, bulletins and similar authorities), relating to local, state or federal regulation and enforcement activities having an effect on or pertaining to Debtor's or its successor's conduct of its business as a clinical laboratory, and shall include, without limitation, laws pertaining to licensure and certification requirements and Blue Cross/Blue Shield, Medicare, Medicaid, Civilian health and medical program of the uniformed Services ("CHAMPUS"), Federal Employees Health Benefits Program ("FEHBP"), the Railroad Retirement Trust Fund and all other third party-payor billing policies, procedures, limitations and restrictions (including but not limited to, section 1833(h) of the Social Security Act, 42 U.S.C. Section 13951(h); section 1877 of the Social Security Act, 42 U.S.C. Section 1395nn(h); the Medicare-Medicaid Anti-Fraud and Abuse Amendments, section 1128(b) of the Social Security Act, 42 U.S.C. Section 1320a-7b(b); California Business and Professions Code sections 650 and 650.01; California Labor Code section 3215; California Welfare and Institutions Code section 14107.2; section 1128A and 1128B of the Social Security Act; 42 U.S.C. Sections 1320a-7a and
1320a-7(b); the False Claims Act, 31 U.S.C. Section 3729 et seq.; the False Statements Act, 18 U.S.C. Section 2002; and the Program Fraud Civil Penalties Act, 31 U.S.C. Section 3801 et seq.

         z. "Labor Laws" means any or all of the following: (i) Worker Adjustment and Restraining Notification Act ("WARN Act"), 29 U.S.C.A.
Sections 2101-2109 (West Supp. 1996), and (i) any state, municipal or local law pertaining to similar laws covering worker adjustment and restraining notification, wages and hours of work, conditions of employment termination and other matters affecting the employer-employee relationship.

         aa. "Nu-Tech" means Nu-Tech Bio-Med, Inc., a Delaware corporation.

         bb. "Person" means any individual, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, Governmental Unit, Creditors' Committee, unofficial committee, Creditor, Equity Holder, Claimant, or other entity.

         cc. "Proponents" mean MSI and Nu-Tech.

         dd. "Petition Date" means October 26, 1995.

         ee. "Reorganization Case" or "Case" means the instant Chapter 11 case pending in the Bankruptcy Court and assigned Case No. LA 95-37790 TD.

         ff. "Reorganized Debtor" and "Reorganized MSI" means Debtor on and after the Effective Date.

         gg. "Selling Shareholder" means Fausto Mendez Jr.

3.      INTERPRETATION, RULES OF CONSTRUCTION, COMPUTATION OF TIME
        AND CHOICE OF LAW

         a. Where the Plan refers to any contract, instrument, or other agreement or document created in connection with the Plan, the provisions of the Plan shall control over such contract, instrument, or other agreement or document or any inconsistency with the terms of the Plan; and the provisions of such contract, instrument, or other agreement or document shall be interpreted to avoid any inconsistencies with the Plan.

         b. Any term used in the Plan that is not defined in the Plan but that is used in the Bankruptcy Code or the Bankruptcy Rules has the meaning assigned to that term (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in Bankruptcy Code section 102 shall apply. The definitions and rules of construction contained herein do not apply to the Plan or to the exhibits except to the extent expressly so stated in the Plan or in each exhibit to the Plan.

         c. The words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan as a whole, including exhibits, and not to any particular Article, Paragraph, subparagraph, or clause contained in the Plan.

         d. Unless specified otherwise in a particular reference, all references in the Plan to Articles, Paragraphs and exhibits are references to Articles, Paragraphs and exhibits of or to the Plan.

         e. Any reference in the Plan to an existing document or exhibit means such document or exhibit as it may have been amended, restated, modified, or supplemented as of the Effective Date.

         f. Captions and references to Paragraphs in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof.

         g. Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.

         h. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         i. All exhibits to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when filed.

         j. Subject to the provisions of any contract, certificate, bylaws, instrument, or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

4.       GENERAL DISCLAIMER AND VOTING PROCEDURE

         PLEASE READ THIS DOCUMENT, INCLUDING THE ATTACHED EXHIBITS, CAREFULLY. IT EXPLAINS WHO MAY OBJECT TO CONFIRMATION OF THE PLAN. IT EXPLAINS WHO IS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN. IT ALSO TELLS ALL CREDITORS AND ANY SHAREHOLDERS WHAT TREATMENT THEY CAN EXPECT TO RECEIVE UNDER THE PLANS PROPOSED BY NU-TECH SHOULD SUCH PLAN BE CONFIRMED BY THE COURT.

         THE SOURCES OF FINANCIAL DATA RELIED UPON IN FORMULATING THIS DOCUMENT ARE SET FORTH BELOW. ALL REPRESENTATIONS ARE TRUE TO THE PROPONENT'S BEST KNOWLEDGE.

         NO REPRESENTATIONS CONCERNING THE DEBTOR THAT ARE INCONSISTENT WITH ANYTHING CONTAINED HEREIN ARE AUTHORIZED EXCEPT TO THE EXTENT, IF AT ALL, THAT THE COURT ORDERS OTHERWISE.

         ANY CREDITOR HOLDING AN ALLOWED GENERAL UNSECURED CLAIM IN AN AMOUNT GREATER THAN $2,500 MAY ELECT TO HAVE SUCH CLAIM TREATED AS IF ALLOWED IN THE AMOUNT OF $2,500 AND THUS RECEIVE THE TREATMENT PROVIDED TO ADMINISTRATIVE CONVENIENCE CLASS CLAIMS (CLASS 3A). SUCH CLAIMS WILL RECEIVE A SINGLE DISTRIBUTION ON OR ABOUT THE EFFECTIVE DATE OF THE PLAN OR AS SOON THEREAFTER AS PRACTICAL IN THE AMOUNT OF TWENTY PERCENT (20%) OF THE ALLOWED AMOUNT OF SUCH CLAIM OR TWENTY PERCENT (20%) OF $2,500, WHICHEVER IS LESSER. SUCH CLAIMS ARE EXPECTED TO TOTAL LESS THAN $175,000 IN TOTAL AMOUNT FOR A TOTAL DISTRIBUTION OF APPROXIMATELY $34,000.

         ANY CREDITOR AFFIRMATIVELY ELECTING SUCH TREATMENT BY SO MARKING ITS BALLOT IS THEREBY AGREEING TO REDUCE ITS ALLOWED OR DISPUTED CLAIM TO A MAXIMUM OF $2,500 IN THE AGGREGATE AND IS WAIVING THE DISPUTED OR UNDISPUTED AMOUNT, IF ANY, OF ANY AND ALL OF ITS UNSECURED CLAIMS AGAINST THE DEBTOR IN EXCESS OF THE $2,500 LIMIT.

         ANY CREDITOR WHOSE ALLOWED GENERAL UNSECURED CLAIM IS EQUAL TO OR LESS THAN $2,500 NEED NOT MAKE SUCH ELECTION AS SUCH CLAIMS WILL AUTOMATICALLY BE TREATED AS CLASS 3A CLAIMS UNDER THE PLAN.

         After carefully reviewing this document and the attached exhibits, please vote on the enclosed ballot and return it in the enclosed envelope.

         The Proponent has reserved a hearing date for a hearing to determine which proposal(s) the creditor classes have accepted, and whether the Court will confirm such proposal and Plan. Please refer to Paragraph 1 above for the specific hearing date. The Proponent has served notice of the confirmation hearing on all creditors and interested parties, including parties requesting special notice. Proof of such service will be filed with the Bankruptcy Court.

5.       WHO MAY OBJECT TO CONFIRMATION OF THE PLAN

         Any party in interest may object to confirmation of the Plan, but as explained below not everyone is entitled to vote to accept or reject the Plan.

6.       DEADLINE FOR OBJECTION TO CONFIRMATION

         ANY OPPOSITION OR RESPONSE TO CONFIRMATION OF DEBTOR'S PLAN OF REORGANIZATION MUST BE (i) FILED WITH THE BANKRUPTCY COURT WITH A CONFORMED COURTESY COPY DELIVERED DIRECTLY TO JUDGE DONOVAN'S CHAMBERS, (ii) RECEIVED BY COUNSEL FOR THE PLAN PROPONENT, MR. DEAN G. RALLIS, JR., C/O BAKER & HOSTETLER, 600 WILSHIRE BLVD., SUITE 600, LOS ANGELES, CALIFORNIA, 90017, FACSIMILE NUMBER
(213) 975-1740, AND JEREMY RICHARDS, PACHULSKI STANG, ZIEHL & YOUNG, 10100 SANTA MONICA BLVD., SUITE 1100, LOS ANGELES, CALIFORNIA, 90067, FACSIMILE NUMBER (310) 201-0760, (iii) RECEIVED BY COUNSEL TO THE COMMITTEE, MR. DAVID W. MEADOWS, ANDREWS & KURTH, L.L.P., 601 SOUTH FIGUEROA STREET, LOS ANGELES, CALIFORNIA, 90017, FACSIMILE NUMBER (213) 896-3137, AND (iv) RECEIVED BY THE OFFICE OF THE UNITED STATES TRUSTEE, 221 NORTH FIGUEROA STREET, SUITE 800, LOS ANGELES, CALIFORNIA, 90017, FACSIMILE NUMBER (213) 894-2603, BY PERSONAL SERVICE OR FACSIMILE NO LATER THAN NOVEMBER 12, 1996, AT 4:00 P.M. (FOUR (4) COURT DAYS PRIOR TO THE HEARING DATE).

         THE REPLY OF THE PROPONENT OR INTERESTED PARTY SHALL BE FILED WITH THE COURT WITH A COURTESY COPY TO JUDGE DONOVAN'S CHAMBERS ON OR BEFORE NOVEMBER 15, 1996 AT 12:00 NOON. FAILURE TO OPPOSE THE CONFIRMATION OF THE PLAN MAY BE DEEMED CONSENT TO THE PLAN'S CONFIRMATION.

7.      WHO MAY VOTE TO ACCEPT OR REJECT THE PLAN

         In order to vote either to accept or reject either proposal and Plan, a creditor must hold both an allowed and an impaired claim or interest. A claim is defined by the Code to include a right to payment from the Debtor. An interest represents an ownership stake in the Debtor. In order to vote a creditor or interest-holder must first have an allowed claim or interest. With the exceptions explained below, a claim is allowed if a proof of the claim or interest is properly filed with the Bankruptcy Court before any bar date and no party in interest has objected, or if the court has entered an order allowing the claim or interest. Please refer to Paragraphs 9 and 17.c. below for specific information regarding bar dates in this case.

         Under certain circumstances a creditor may have an allowed claim even if a proof of claim was not filed and the bar date for filing a proof of claim has passed. A claim is deemed allowed if the claim is listed on the Debtor's schedules and is not scheduled as disputed, contingent, or unliquidated. Debtor has not provided herein a list of claims that are not scheduled as disputed, contingent, or unliquidated because there are over several hundred such creditors. However, such a creditor list may be viewed at the offices of counsel for Debtor upon request.

         Similarly, an interest is deemed allowed if it is shown on the list of equity security holders filed by the Debtor with the court and is not scheduled as disputed.

        In order to vote, an allowed claim or interest must also be "impaired" by the Plan. Impaired claimholders include those who receive less than payment in full by the "effective date" of the Plan unless the creditor would not be entitled to payment in full by the "effective date" under nonbankruptcy law. If the creditor is not entitled to payment in full under nonbankruptcy law, then the creditor is unimpaired so long as the Plan leaves unaltered the legal, equitable, and contractual rights of such creditor. A contract provision that entitles a creditor to accelerate payment upon default does not, however, necessarily render the claimant impaired, even if the Debtor defaulted and the Plan does not provide the creditor with accelerated payment. The creditor is deemed unimpaired so long as the Plan cures the default, reinstates the maturity of such claim as it existed before default, and compensates for any damages incurred as a result of reasonable reliance upon the acceleration clause.

         Impaired interest-holders include those who receive less than the greater of: any fixed liquidation preference to which the interest holder is entitled by the terms of the interest holder's security; or, any fixed price at which the Debtor, under the terms of such security, may redeem such security from such holder.

         There are also some types of claims which the Code requires be treated a certain way. For that reason they are considered unimpaired and therefore holders of these claims cannot vote.

         To summarize, there are two prerequisites to voting: a claim or interest must be both allowed and impaired under the Plan. If a creditor or interest-holder has an allowed and impaired claim or interest, then he or she may vote either to accept or reject the Plan (unimpaired claimants or interest-holders are deemed to have accepted the Plan). Impaired claims or interests are placed in classes and it is the class that must accept the Plan. Members of unimpaired classes do not vote, although as stated above, they may object to confirmation of the Plan. Even if all classes do not vote in favor of the Plan, the Plan may nonetheless be confirmed if the dissenting classes are treated in a manner prescribed by the Bankruptcy Code. Please refer to Paragraph 15 below for information regarding impaired and unimpaired classes in this case and the classification of claims. Secured claims are placed in separate classes from unsecured claims. Federal Rule of Bankruptcy Procedure 3018(d) provides: "A creditor whose claim has been allowed in part as a secured claim and in part as an unsecured claim shall be entitled to accept or reject a plan in both capacities."

8.      VOTES NECESSARY TO CONFIRM THE PLAN

         The Court may confirm the Plan if at least one non-insider impaired class of claims has accepted the plan and certain statutory requirements are met as to both nonconsenting members within a consenting class and as to dissenting classes. A class of claims has accepted the Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in amount of the allowed claims actually voting, vote in favor of the Plan. A class of interests has accepted the Plan when at least two-thirds (2/3) in amount of the allowed interests of such class actually voting have accepted it. It is important to remember that even if the requisite number of votes to confirm the Plan are obtained, the Plan will not bind the parties unless and until the Court makes an independent determination that confirmation of the Plan is appropriate. That is the subject of any upcoming confirmation hearing.

9.       BAR DATES FOR FILING CLAIMS

         The bar date for filing a proof of claim in this case for claims arising prior to the Petition Date was January 31, 1996.(1) MSI has filed a stipulated order requesting that the Court set the bar date for filing proof of administrative claims for claims arising after the Petition Date and Prior to the Effective Date as October 31, 1996.

10.      INFORMATION REGARDING VOTING PROCEDURES IN THIS CASE

         In this case the proponent believes that all Classes are impaired and therefore entitled to vote. MSI's disclosure statement and plan of reorganization presents a proposal by Nu-Tech which qualified claimholders may vote to accept or reject.

11.      DEADLINE FOR VOTING

         EXECUTED BALLOTS MUST BE RECEIVED BY COUNSEL FOR THE PROPONENT, MR. DEAN G. RALLIS, JR., C/O BAKER & HOSTETLER, 600 WILSHIRE BLVD., SUITE 600, LOS ANGELES, CALIFORNIA, 90017 NO LATER 4:00 P.M., NOVEMBER 8, 1996. BALLOTS MAY BE SENT BY FACSIMILE (213) 975-1740.(2) BALLOTS RECEIVED AFTER NOVEMBER 8, 1996, AT 4:00 P.M. SHALL NOT BE ELIGIBLE TO VOTE AND SHALL NOT BE COUNTED FOR VOTING PURPOSES.

         Debtor's counsel shall file with the Court, with a courtesy copy directly to Judge Donovan's chambers, a declaration regarding the tabulation of ballots, on or before November 15, 1996, 12:00 Noon.

12.      OVERBID PROCEDURES AND REQUIREMENTS

         a. Parties seeking to make an overbid with respect to Nu-Tech's proposal must do so in writing and deliver such overbid ("Initial Overbid") so that it is received by counsel for Nu-Tech and the Debtor, and counsel for the Official Unsecured Creditors' Committee prior to the close of business (5:00 p.m.) five (5) days prior to the first date set for the confirmation hearing of a plan ("Overbid Deadline"). Further overbids must be in writing and will be accepted from qualified persons or entities up to and including the Confirmation Hearing.

--------------------

         (1) The bar date for objecting to claims has not yet been set by the Court.

         (2) Baker & Hostetler has three facsimile machines in its Los Angeles office. Creditors casting votes bear the risk that the phone lines for these machines may be busy.

         b. The Court must find that any initial overbid provides administrative, secured and priority creditors with treatment at least as favorable as set forth in the MSI Plan and provides for the payment of $1.0 million, in cash, on the Effective Date, for distribution to general unsecured creditors. For purposes of the Initial Overbid, the amount of Nu-Tech's bid shall be determined by the total amount of consideration to be paid to general unsecured creditors under the plan (excluding any distribution to equity holders). The amount of the distribution to general unsecured creditors under the Nu-Tech plan has a cash value of $750,000.

         c. The following assumptions are made with respect to the Initial Overbid and all subsequent overbids:

             (1) Any overbid must include all amounts necessary to pay allowed administrative claims in full in cash on the Effective Date or such other date as agreed to by the holder of such administrative claim;

             (2) Any overbid must include all amounts necessary to pay allowed priority claims in full in cash on the Effective Date or such other date as permitted under the Bankruptcy Code.

             (3) Any overbid may be in the form of a stock or an asset purchase. However, if the overbid is in the form of an asset purchase, the overbidder must provide in the overbid for any and all other potential claims against the estate that may arise resulting from the sale of assets (e.g., WARN Act liabilities, tax claims, etc.).

         d. Upon request, counsel for Debtor will provide to any interested party or Person or Entity interested in making an overbid, the terms of the highest Initial Overbid.

         e. All overbids to be submitted up to and including the Confirmation Hearing must comply with the above conditions, and

         f. All qualified overbids after the Initial Overbid made up to and including the Confirmation Hearing must be in a minimum incremental amount equal to a cash value of Fifty Thousand dollars ($50,000).

         g. The successful bidder ("Successful Bidder") is the person or entity who (i) submits the highest bid as determined and approved by the Court and (ii) tenders at the final confirmation hearing a certified check with good and sufficient funds in the amount equal to the cash component of such successful bid (determined by the amount necessary to fund all cash payments required on the Effective Date) to counsel for MSI. Tender of such funds in the required amount is an express condition to such bidder being designated as the Successful Bidder. Such certified check shall be deposited into an interest bearing account with interest accruing for the benefit of the holders of claims against MSI to be paid on the Effective Date. If such bidder fails to timely comply with (ii) above, then the Court shall designate the next highest bidder to be the Successful Bidder provided such next highest bidder timely complies with (ii) above.

         h. On the Effective Date, MSI's assets or stock shall be sold to Nu-Tech pursuant to the terms and conditions of this Plan unless the Court finds that a third party has satisfied all of the foregoing overbid requirements, has submitted the highest offer for MSI's assets or stock and is ready, willing, and able to perform immediately, in which case, the terms of such overbid shall be implemented on the Effective Date of such plan.

         i. In the event the sale to the Successful Bidder does not close by the Closing Date, MSI may in its sole and absolute discretion, terminate the Successful Bidder's right to purchase the assets or stock, as the case may be, of MSI, without further order of the Court, which termination shall not be exercised unreasonably. MSI may terminate such right by facsimile and mailing a notice of termination ("Notice of Termination"), effective upon facsimile transmission. In such event, the next highest bidder ("Superseded Bidder") shall have the right to purchase MSI's stock or assets under terms and conditions stated in the bid of the Superseded Bidder. The Superseded Bidder shall have five (5) days from the date of notice to fund all of the cash payments required in such bid due on the Effective Date. In the event the sale to the Superseded Bidder does not close within the time provided, MSI may terminate the Superseded Bidder's right to purchase assets or stock of MSI pursuant to the above procedures and again avail itself to the next highest bidder in accordance with the above procedure.

13.     DESCRIPTION OF DEBTOR'S PAST AND FUTURE BUSINESS; EVENTS
        PRECIPITATING BANKRUPTCY FILING

         Debtor is a California corporation. The following is a brief description of the Debtor's business and business plans. Debtor is in the business of providing clinical laboratory testing services, including testing of human tissue and fluid specimens to physicians, managed-care organizations, hospitals and other health care providers. Debtor operates exclusively in the State of California and is one of the largest, if not the largest, privately-held business in California providing clinical laboratory services. For the years ending December 1993 and 1994, MSI generated approximately $16 million and $20 million, respectively, in net revenues and presently employs approximately 220 persons.

         Presently, MSI's laboratory is located in Burbank, California. MSI also leases approximately fifteen (15) locations referred to as patient service centers where specimens are taken from patients and then delivered by courier to the laboratory. Debtor conducts virtually all of its laboratory operations in Burbank, California, and has done so since 1990.

         Debtor has no subsidiaries or affiliates. Debtor does have an undocumented equity position in a start-up laboratory testing operation in Mexico ("Mexico Facility"), which is presently in the name of Mendez. Mendez caused Debtor pre-petition to incur expenses on behalf of the Mexico Facility. These charges were treated as a loan-receivable from the Mexican operations, and such amounts are currently included on Debtor's balance sheet.(3) However, complications regarding Mexican laws governing foreign ownership, problems with investors, and MSI's deteriorating financial condition in 1995, caused MSI's officers to divert their attention and efforts to Debtor's domestic operation. Debtor/Mendez see no opportunity to recover any amounts owed Debtor or to sell or realize income from the equity position because of (1) the poor financial condition of the Debtor, (2) the fact that all of the assets, if any, are outside of the United States, and in the control of other investors, and (3) direct contact with the Mexican Facility and its Mexican investors has been severed, in light of the pressing needs of Debtor's bankruptcy case.(4) MSI intends to write off

--------------

         (3) The Mexico operation originated as a result of NAFTA legislation and the prospect for beneficial operations in Mexico. Debtor's President intended that the Mexico operations would be an MSI venture and that, ultimately, MSI would hold a documented equity position in the Mexico operations. Mr. Mendez expected that once Mexico operations reached a certain level, that the Mexico entity would be required to pay the balance owing on the "Loan Receivable-Mexico account" as well as accounts receivable (estimated at approximately $300,000) reflecting testing services done for Mexico operations. MSI's accounting has always reflected Mendez's expectations regarding MSI's interest in these operations. Creditors should make reference to paragraph 26 of the Plan with respect to the Effect of Confirmation of the Plan. No entity or person including any affiliates of MSI or its shareholder is discharged of any liability that it or they may have to the Debtor's estate.

         (4) Post-petition, Mendez has devoted only a nominal amount of time in the hopes of finding a buyer for the venture in order to use the proceeds to satisfy the balances owed MSI. Such efforts have been abandoned.

as a bad-debt expense the loan receivable and has written off accounts receivable reflecting testing services done for the Mexican operations. It is currently unknown whether the Mexico facility is even operating.

         The following is a brief summary of the dates and circumstances that led Debtor to file bankruptcy.

         a. OPERATING LOSSES

         Most health services providers, including Debtor, have suffered significant reductions in profit margins as a result of the general movement towards managed-care health organizations, reductions in third party payor (Medicare, Medi-Cal, and private insurance) reimbursement rates, rising costs, and other effects arising out of significant changes in the health care industry. Debtor began incurring substantial operating losses in 1993 which continued through 1995.

         b. COLLECTIONS OF ACCOUNTS RECEIVABLE

         Debtor was impacted by substandard collections on accounts receivable during 1995, particularly from patients who have no insurance coverage. During this period, bad debt expense on such accounts receivable varied between 35-45%. Collection experience was enhanced post-petition by the implementation of improved collection practices to conform to industry standards.

         c. PAYDOWN DEMANDS OF AUSTIN FINANCIAL SERVICES, INC.

        Debtor is indebted to Austin Financial Services, Inc. ("Austin") pursuant to a revolving line of credit, as stated in a Loan Agreement dated June 2, 1992, as amended. Starting in the last quarter of 1994 and continuing through May of 1995, in order to fund working capital needs, Austin permitted the total amount of its outstanding loan to MSI to gradually increase until the loan stood at approximately $925,000 over the ostensible limit of $1,850,000. The maximum amount outstanding at any one time during the last calendar year was $2,775,000. Then, Austin required MSI to reduce the outstanding principal balance to $1,850,000 in early 1995, by demanding daily principal reduction payments.

         Over the course of the next six months, Austin proceeded to require massive daily principal payments, as well as current payment of interest, costs and fees. All of this was occurring at a time when MSI was experiencing downturns in its profitability from other causes. Cumulatively, the principal payments to Austin during this period totalled approximately $600,000 over the six months prior to filing. Since then, the current outstanding balance of the loan to Austin has risen to approximately $2,500,000.

         During this pre-petition period, Austin charged very high rates for interest, which together with costs and fees gave MSI an effective cost of borrowing capital of approximately 22%. MSI believes the interest rate charged by Austin was approximately eight percentage points above the highest prime rate charged by a selected group of banks.(5) This extremely high cost of borrowing, combined with Austin's paydown demands, made it difficult, if not impossible to generate sufficient cash flow to meet daily operating expenses in the six months preceding the filing of bankruptcy. Ultimately, these factors contributed materially to Debtor's decision to file for bankruptcy protection.

         The principal pay-down requirements impacted upon all aspects of its business. MSI was forced to delay payments elsewhere, with inevitable repercussions on its personnel, its ability to get new business, its ability to enjoy trade credit, and its ability to service the business that it had. As a condition to its acceptance of the Plan, Austin has required a release from Debtor. However, Debtor reserves the right to bring lender liability litigation against Austin should Debtor be unable to consummate the instant Plan.

         All of the above factors lead Debtor to experience increasingly severe cash flow problems, which ultimately resulted in MSI filing for bankruptcy protection.

        d.   LITIGATION ARISING IN A NON-BANKRUPTCY CONTEXT

        Set forth below is a description of the pre-petition litigation in which MSI is involved. These claims, if ultimately allowed by the Court, are included in Class 3.

         i. BIO-DIAGNOSTIC LABORATORIES, INC. V. GERALD BRATCHER, SUPERIOR COURT FOR THE STATE OF CALIFORNIA, LOS ANGELES COUNTY, CASE NUMBER BC 101090.

         On or about March 22, 1994, Bio-Diagnostic Laboratories ("BDL") sued Gerald Bratcher ("Bratcher"), a former employee of Debtor. BDL alleged inter alia that Bratcher was in violation of his agreement with BDL to refrain from utilizing confidential trade secrets of BDL and to not contact clients of BDL for the purpose of soliciting their business for an alternate employer for a

------------------

         (5) As a result, in addition to the principal pay-downs, as of the petition date MSI was paying an effective cost of borrowing capital of about 22% annually.

period of six months following termination of his employment with BDL. ("Bratcher Action"). MSI is not and has never been named as a defendant in the Bratcher Action.

         The Bratcher Action was concluded in February 1995 by Bratcher's promise to pay BDL the sum of $25,000 spread over twelve (12) installments. When Bratcher and BDL entered into the agreement entitled Settlement Agreement and General Release and Stipulation for Entry of Judgment ("Settlement Agreement"), MSI also executed it. The Settlement Agreement states inter alia that "Bratcher and MSI agree to pay BDL the sum of Twenty-Five Thousand and 00/100 ($25,000)
Dollars, without interest. . . ." (the "alleged obligation"). Bratcher and MSI stipulated to entry of a judgment in favor of BDL. There was a default on the installment payments under the Settlement Agreement. BDL asserts that there remains due and owing to BDL the sum of $8,681.01.

         Debtor and BDL have executed a stipulation which has been approved by the Court to modify the automatic stay of 11 U.S.C. Section 362 so that BDL may
(i) file its stipulated judgment against Bratcher and MSI in the Bratcher Action, and (ii) seek to collect its judgment first against Bratcher, and only after certain collection efforts against Bratcher have been attempted, against the Debtor, but not the Reorganized Debtor, its successor, or Debtor's officers, principals, and shareholders.(6)

         ii. AMY LEVAN CIMINO V. MEDICAL SCIENCE INSTITUTE, INC., ET AL., SUPERIOR COURT FOR THE STATE OF CALIFORNIA, LOS ANGELES COUNTY, CASE NO.BC 137420.

         Amy LeVan Cimino's claim is for $1.1 million dollars for constructive discharge and wrongful termination in violation of public policy. Cimino was hired as the microbiology supervisor at MSI by Mr. Herb Jew ("Jew"). In August of 1994, she was demoted (though her salary remained the same) to a bench technologist. Debtor asserts that Jew demoted her because of job performance issues. Cimino contends she was demoted because she alleged that Jew was falsifying laboratory test results. On June 19, 1996, the Bankruptcy Court estimated her claim at zero (0) for purposes of 11 U.S.C. Section 502(c)(1). While certain aspects of the Bankruptcy Court's

---------------------

         (6) Debtor, Debtor's bankruptcy estate, and Debtor's successor or assignee's under the Bankruptcy Code, have reserved their right to (1) file an action against BDL to avoid or otherwise extinguish Debtor's alleged obligation(s) in favor of BDL pursuant to the Settlement Agreement. Such actions may include, without limitation, avoidance of a constructively fraudulent transfer and of a preferential transfer, under 11 U.S.C. Sections 548 and 547 respectively.

ruling calls into question the finality of the Court's estimation,(7) MSI is encouraged that Cimino's suit will be resolved at a minimal cost to the estate. MSI has recently entered into a settlement agreement with Cimino to resolve her claims against MSI in return for an allowed general unsecured claim against the estate in the amount of $70,000.00. This settlement agreement remains subject to Court approval.

         iii. CREATIVE COMPUTER APPLICATIONS V. MEDICAL SCIENCE INSTITUTE, MUNICIPAL COURT OF CALIFORNIA, CASE NO. 94K3662.

         Plaintiff filed a complaint on November 23, 1994, for breach of contract, account stated and work, labor and services rendered. Plaintiff alleges defendants owe plaintiffs $12,757.50 plus interest for computer hardware and software services. On or about March 17, 1995, a Demand For Arbitration letter was sent to MSI for relief in the amount of $16,200.00. An arbitration hearing was set for November 2, 1995. Due to the bankruptcy the arbitration proceeding was stayed. Creative Computer Applications ("CCA") has not filed a proof of claim. MSI will file an objection to CCA's claim on the grounds that the bar date for filing unsecured claims has passed.

         iv. DELORES C. INGRAM V. BERNARD T. MCNAMARA ET AL., SUPERIOR COURT FOR THE STATE OF CALIFORNIA, LOS ANGELES COUNTY, CASE NO. BC 118490.

         Ms. Ingram asserts that on or about July 10, 1989, MSI allegedly misdiagnosed the existence of a condition from a specimen purportedly belonging to Ms. Ingram. Ms. Ingram learned she tested negative for the condition in 1994 ("Ingram Action"). Debtor and Ms. Ingram have entered into a stipulation modifying the automatic stay of 11 U.S.C. Section 362, allowing Ms. Ingram to proceed with the action in the State Court for the purpose of determining the amount of her claim, if any, and to recover only from the Debtor's liability insurance carrier, and not from the Debtor, its successor or the estate, Debtor's officers, principals, and shareholders. The stipulation was approved by the Bankruptcy Court.

--------

         (7) MSI has appealed the Court's determination ruling that estimation orders are not final orders for purposes of allowance under 11 U.S.C. Section 502.

         v. MERCHANTS RECOVERY SERVICES [CLINICAL LABORATORY ASSOC.] V. MEDICAL SCIENCE INSTITUTE, MUNICIPAL COURT FOR THE COUNTY OF LOS ANGELES, CASE NO. 95C00700.

         On April 18, 1995, Merchants Recovery Services filed a complaint on behalf of Clinical Laboratory Associates ("CLA"), to recover $22,000 for alleged consulting services. MSI filed a cross-complaint on or about June 15, 1995 against CLA, alleging that CLA engaged in a consistent scheme of overbilling for consulting services and charging Debtor for unauthorized business expenses. CLA filed an unsecured proof of claim on January 24, 1996 in the amount of $25,905.75. Debtor objected to this proof of claim; however, after further investigation, MSI has withdrawn its objection to this claim.

         vi. PHYSICIANS CLINICAL LABORATORY, SUPERIOR COURT FOR THE COUNTY OF SACRAMENTO, CASE NO. 537231.

         Physicians Clinical Laboratory ("PCL") filed an amended cross-complaint against MSI, in response to plaintiff Stephen Floyd Newman's complaint against PCL. PCL alleges MSI and Newman unfairly competed with PCL, by wrongfully soliciting its employees and customers. In June 22, 1994 MSI's attorney initiated settlement discussions. No further activity has occurred in this matter. MSI is informed that PCL has failed to timely file a proof of claim based upon its alleged claim as reflected in the above action. Accordingly, PCL has waived any such alleged claim against MSI.

         vii. DEBORAH WILLIAMS ET AL. V. REPRODUCTIVE HEALTH CARE CENTERS, INC., ET AL., SUPERIOR COURT FOR THE STATE OF CALIFORNIA, LOS ANGELES COUNTY, CASE NO. BC 747682.

         Ms. Deborah Williams ("Williams") filed suit on May 26, 1995, alleging that defendants, including MSI, negligently failed to diagnose and disclose and treat the true nature of William's condition, causing her medical condition to deteriorate, permanent injury, pain and suffering, including loss of consortium. Ms. Williams' claim is for approximately $1 million dollars. On July 26, 1996, Williams served a notice of examination under Rule 2004 on MSI's President. MSI has provided Williams with what little documentation it has and has attempted to resolve discovery issues informally. MSI will also provide Williams with some additional limited discovery. MSI has an oral agreement with counsel for Williams that upon completion of discovery, MSI and

Williams will execute a stipulation to modify the automatic stay of 11 U.S.C.
Section 362, to allow Williams to proceed with the action in the State Court for the purpose of determining the amount of her claim, if any, and to recover only from MSI's liability insurance, if such insurance exists, to cover her claim. In the event that such a stipulation is not executed, MSI intends to object to the Williams' claim. MSI believes that the Court will disallow Williams' claim.

14.     BANKRUPTCY PROCEEDINGS (POST-PETITION EVENTS)

         a. FILING OF BANKRUPTCY CASE

         MSI filed its voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") on October 26, 1995 (the "Petition Date"). Pursuant to Bankruptcy Code Sections 1107(a) and 1108, MSI continues to operate its business and manage its properties as debtor-in-possession. A Creditors' Committee, as provided for under Bankruptcy Code Section 1102, has been appointed in this case.

         b. CASH COLLATERAL STIPULATIONS WITH AUSTIN FINANCIAL SERVICES, INC.

         MSI and Austin have entered into several stipulations regarding MSI's continued use of cash collateral. The most recent stipulation was entered into on July 18, 1996; interested parties were served with notice of the stipulation on July 23, 1996, affording interested parties an opportunity to object to the stipulation and request a hearing. The most recent cash collateral stipulation provides authorization to continue using cash collateral through October 3, 1996. MSI believes that a further extension of its authority to use cash collateral will be granted.

        c.   CLAIM OBJECTIONS/MOTIONS TO ESTIMATE CLAIMS

         On June 12, 1996, the Bankruptcy Court heard MSI's motion for order objecting to certain proof of claims against the estate. MSI objected to over five hundred (500) duplicate claims, late filed claims, employee claims, claims with insufficient documentation, and filed and scheduled claims for which Debtor's books and records do not match the proof of claim filed by the creditor. On July 10, 1996, the Court entered an order sustaining over five hundred of MSI's claim objections, and continuing the hearing on the remaining claim objections to August 14, 1996. On August 14, 1996, the Court denied MSI's remaining claim objections on technical grounds without prejudice to MSI renewing its claim objection at any time. MSI intends to refile its claims objections before any claims objection deadline that may be set by the Court. The following claim objections are of particular importance:

             i.   CLAIM OF TRUDY ROSEN-WOOLF, CLAIM NO. 68

         The claim of Ms. Trudy Rosen-Woolf ("Rosen-Woolf") is essentially one for breach of contract. Rosen-Woolf was an MSI employee who worked as a sales representative. Rosen-Woolf's claim centers around her interpretation of her employment agreement. She asserts, among other things, that the agreement explicitly contains a two-year commission bridge and provides that she had no duty to mitigate her damages in any manner. MSI asserts that both the contract itself and the preliminary contract negotiations demonstrate that her commission bridge was for one year. Rosen-Woolf's claims have a potential maximum value of approximately $396,000. MSI has a possible counterclaim against Woolf for breach of contract, since cause did not exist for her resignation. Further, Rosen-Woolf took all, if not a substantial portion, of her business to Unilab after she quit MSI. Thus, the calculation of her claim for consequential damages is problematic for Rosen-Woolf (assuming, arguendo, that MSI breached the contract) as it relates to the two year duration of the contract.

         On June 12, 1996, the Bankruptcy Court estimated her claim at zero (0) for purposes of 11 U.S.C. Section 502(c)(1). While certain aspects of the Bankruptcy Court's estimation ruling calls into question the finality of the Court's estimation(8), MSI is encouraged that ultimately Rosen-Woolf's suit will be resolved at a minimal cost to the estate. As part of the estimation order, the Court has required that MSI under its plan set aside a sum of money for Rosen-Woolf's claim on the contingency that it is allowed in full in the claim objection proceeding.

         On August 14, 1996, the Court denied MSI's claim objection against Rosen-Woolf on technical grounds and without prejudice to MSI's right to refile a claim objection at any time. A claims objection deadline has not yet been set by the court. Until MSI's claim objection with Rosen-Woolf is resolved, sufficient funds will be maintained in the Disbursement Fund as if Rosen-Woolf's general unsecured claim were allowed in full.

--------------

(8) MSI has appealed the Court's determination ruling that estimation orders are not final orders for purposes of allowance under 11 U.S.C.
         Section 502.

         Under this Plan, the Rosen-Woolf claim and all of MSI's counterclaims against Rosen-Woolf are preserved for litigation after the Effective Date(9) by the Committee on behalf of the estate's general unsecured creditors.

         ii. CLAIMS OF KEVIN SPEAR, CLAIM NO. 66, AS FURTHER AMENDED TO INCLUDE GOVERNMENT CLAIMS UNDER THE STATE AND FEDERAL FALSE CLAIMS ACTS.

         The original claim of Mr. Kevin Spear ("Spear") is one essentially for breach of contract. Spear had a written contract for services with MSI which was to have expired on December 31, 1995. Spear stopped performing on his contract sometime in July of 1995. MSI has a potential claim against Spear for breach of contract. On June 12, 1996, the Bankruptcy Court estimated his claim at zero (0) for purposes of 11 U.S.C. Section 502(c)(1).(10)

         On or about August 13, 1996, Spear filed a Second Amended Proof of Claim in which he asserted on behalf of the United States and the state of California alleged claims arising under the federal and state False Claims Act. These claims included amounts in excess of (i) $30,000,000 as an administrative claim and (ii) $219,000,000 as a pre-petition unsecured claim, (the above administrative and pre-petition claims are referred to herein as the "False Claims Act Claims") and (iii) further amended his original breach of contract claim estimating such claim in excess of $730,000. MSI believes that Spear's amended claim based upon an alleged breach of contract is disallowed or valued at $0.00 based upon the prior Court's ruling on MSI estimation motion under
Section 502. To the extent that this portion of Spear's amended claim remains at issue, MSI anticipates that the Committee will vigorously pursue all of the estate's rights, claims, and defenses with respect to all of the claims asserted by Spear and the conduct of Mr. Spear in asserting his claims against the estate.

         In light of the substantial amounts of these claims asserted by Spear on behalf of the government, MSI could not submit a feasible plan without first resolving the False Claims Act Claims. After a great deal of effort expended by counsel for MSI, the Committee, and representatives of the federal and state governments, the False Claims Act Claims were resolved

------------------

(9) All counterclaims against Rosen-Woolf are preserved notwithstanding the res judicata effect that confirmation of MSI's plan may have on all claims and actions between Rosen-Woolf and MSI.

(10) MSI has appealed the Court's determination ruling that estimation orders are not final orders for purposes of allowance under 11 U.S.C.
         Section 502.

(pending final documentation, approval by the Department of Justice and Court approval) which terms include the following:

                  (1) The government (both state and federal) shall receive an allowed administrative claim in the amount of $75,000;

                  (2) The government (both state and federal) shall receive a one-third (1/3) of any overbid, less the agreed amount for a breakup fee of $150,000 due to Nu-Tech (if Nu-Tech is not the successful bidder);

                  (3) The government shall receive an allowed unsecured claim in the amount of $500,000.

        d.   ADVERSARY PROCEEDINGS

        MSI has filed the following actions during the pendency of this case:

             i.   MEDICAL SCIENCE INSTITUTE V. DANNY COHEN

         On January 31, 1996, Danny Cohen filed Proof of Claim against Debtor's bankruptcy estate, allegedly secured by substantially all the assets of Debtor's bankruptcy estate. On May 6, 1996, Debtor filed a Complaint to Avoid Constructively (1) Fraudulent Obligation, (2) Fraudulent Transfer, Pursuant to 11 U.S.C. Sections 548, 544 and Cal. Civ. Code 3439, and (3) Preferential Transfer under 11 U.S.C. Section 547, (4) Recovery of Transfers Avoided Under Sections 548, 547, 544, pursuant to 11 U.S.C. Section 550, and (5) Subordination under 11 U.S.C. Section 550 ("Complaint"). In short, MSI seeks to avoid a $1 million obligation arising out of the sale of Mr. Cohen's stock to a non-debtor on the grounds that MSI received no consideration whatsoever in return for the Obligation.

         MSI has obtained a default judgment against Mr. Cohen because of his failure to timely answer MSI's complaint. MSI's objection to Cohen's proof of claim was sustained in its entirety per Court order entered July 10, 1996. MSI's obligation to Cohen has conclusively been determined to be zero (0). On October 2, 1996, the Court denied Cohen's motion to vacate the default judgment.(11)

-----------------

(11) If Cohen appeals the denial of his motion and succeeds on his appeal, MSI will file a motion for summary judgment to avoid Cohen's lien, on the grounds that the lien does not secure any underlying obligation, as is required under California law. MSI reserves the right to file a motion to value security pursuant to Federal Rule of Bankruptcy Procedure 3012, should Cohen seek to assert a secured claim against MSI, MSI's bankruptcy estate, or MSI's successor in the future.

         ii. MEDICAL SCIENCE INSTITUTE V. MERIS LABORATORIES, INC. UNITED STATES BANKRUPTCY COURT, ADV. NO. 96-01668.

         Debtor filed this adversary proceeding on May 10, 1996, seeking to enjoin former employees from engaging in alleged unfair competition against MSI and use of MSI's trade secrets. Shortly thereafter, the parties stayed this adversary proceeding in its entirety pursuant to stipulation, which was approved by the Bankruptcy Court. MSI intends to defer substantially all of the litigation of this action until after the Court determines whether to confirm this Plan to allow the successful buyer the opportunity to determine if it wants to proceed with this litigation.

         iii.     POST-CONFIRMATION PROSECUTION OF THESE ACTIONS

         Under the Plan, the Committee is designated as the representative of the estate under Section 1123(b)(3) of the Code and shall have the right to assert all Avoidance Actions and the claims and causes of action identified on Exhibit "11" which Exhibit will be provided to the Court no later than eleven
(11) days prior to the confirmation hearing.

         E.       EFFORTS TO MARKET DEBTOR'S ASSETS

         After MSI filed for bankruptcy protection on October 26, 1995, MSI, through the efforts of certain of its officers and professional had been requested to and engaged in some discussions with several companies to effect a sale of or merger with MSI. As stated previously, some of these discussions occurred pre-petition and others took place after this case was filed.

         F.       NEGOTIATIONS WITH MERIS LABORATORIES, INC.

         MSI intensively negotiated the terms of a plan of reorganization with Meris Laboratories, Inc. ("Meris") over a period of about one month, in April and May 1996. All involved worked on an accelerated basis at the insistence of Stephen B. Kass ("Kass") (Chairman of Meris) that Meris' purchase of MSI's business must close on or before June 30, 1996. MSI incurred substantial professional fees in moving the process forward. MSI's plan was based upon an executed Stock Purchase Agreement ("SPA") and Meris' commitment that it could obtain $15 million in financing. MSI believes that Meris repudiated the entire transaction three business days after the plan was filed, saying that (1) the agreed upon terms of the transaction "made no sense," and (2) that it

--------

Such a valuation motion would seek to value Cohen's second priority allowed secured claim behind that of Austin's security interest and establish the value of Cohen's allowed secured claim, i.e., the value of his interest in MSI's property at zero (-0-).

would not seek alternative financing sources for the transaction as then constituted. MSI contends that Kass literally wanted to renegotiate the terms of the proposed acquisition from scratch. Based upon MSI's belief of Meris' inability to go forward with the transaction as then constituted and its inability to provide evidence of financing, MSI terminated negotiations with Meris as a waste of estate resources.(12)

         Discussions with Meris and the other companies was limited after negotiations failed to result in any definitive agreements; however, it is possible that discussions may resume. During the course of these negotiations, counsel for the Committee was kept apprised (to the degree permitted by the prospective suitor). At this time, MSI has not received any offer which MSI believes will provide a greater return to creditors than the transaction contemplated by the Nu-Tech Proposal. Nevertheless, the terms of this Plan permit an opportunity for overbids to maximize the return to creditors.

         g.       DUE-DILIGENCE INFORMATION PACKAGE

         MSI will make available to any prospective overbidder/suitor a due-diligence/information package regarding MSI's underlying financial data including certain confidential information upon written request and the execution of a Nondisclosure and Confidentiality Agreement acceptable to Nu-Tech and MSI. Such information shall be promptly provided and will include information regarding certain of MSI's tax attributes and adjusted tax basis of MSI's assets.

         h.       ENVIRONMENTAL CONCERNS

         MSI has not received any notices from environmental or any other governmental agencies regarding any type of or possible contamination of the site where MSI conducts its operations, or any site controlled by MSI.

         i.       ATTEMPT TO DEVELOP OPERATIONAL-BASED REORGANIZATION PLAN

        MSI developed a reorganization plan that did not include a merger or sale of the company. However, MSI's profit margins remain narrow after substantial cost-cutting and it would continue

--------------

(12) MSI believes that Meris' insistence upon sponsoring its own plan of reorganization for MSI notwithstanding MSI's provision for an overbid procedure is an indication of bad faith on the part of Meris, a competitor of MSI. Meris' claim that it has "relentlessly" attempted to acquire MSI does not square with its failure since May of 1996 to engage in bona fide efforts to obtain financial information by either
         (x) signing an acceptable confidentiality agreement, or (y) seeking formal discovery though routine bankruptcy discovery processes (e.g., by way of a Rule 2004 exam).

to be faced with the negative trends facing the clinical laboratory industry in California. The best case operations-based plan would have provided a distribution to unsecured creditors that was substantially inferior to that provided in the Plan.

         j. WHY DEBTOR IS PROPOUNDING PLAN NOW RATHER THAN WAITING FOR ADMINISTRATIVE BAR DATE TO PASS

         MSI has obtained approval of the Court setting an administrative bar date of October 31, 1996. Thus, the Effective Date will occur subsequent to the administrative bar date.

15.     SUMMARY OF CHAPTER 11 PLAN

         Under the Nu-Tech Proposal, MSI will issue new stock to Nu-Tech upon the Effective Date free and clear of all claims, liens and interests. Essentially, Nu-Tech will acquire MSI free and clear of all claims, liens and interests that have been or could have been asserted prior to the Confirmation Hearing. In consideration, Nu-Tech shall pay cash in accordance with the terms and treatment of claims described below. Additionally, Nu-Tech shall pay non-cash consideration to interests (or Mr. Mendez as the sole shareholder of MSI). For a brief overview of each class of claims and their treatment under this Plan, see the chart attached as Exhibit "1."

16. DESCRIPTION AND TREATMENT OF CLAIMS

        a.   DETAILED DESCRIPTION AND TREATMENT OF CLAIMS AND INTERESTS

             i.   UNCLASSIFIED ADMINISTRATIVE CLAIMS

         These include the "actual, necessary costs and expenses of preserving the estate" as determined by the Court after notice to creditors of a request for payment and after a hearing thereon. The Code requires that allowed administrative expenses be paid in full, to the extent allowed by the Bankruptcy Court after notice and hearing, on the Effective Date unless the party holding the administrative expense agrees otherwise.

         With the exception of the Allowed Administrative Claims of Professionals ("Professionals") employed at the expense of the Estate, all allowed Administrative Claims shall be paid in cash: (a) on the latter of the Effective Date or the date upon which such Claim first becomes an Allowed Claim;
(b) in the ordinary course of business; or (c) upon such terms and conditions as may be agreed to by the holder of such claim.

                  (1)  ADMINISTRATIVE CLAIMS #1: PROFESSIONAL FEES

        At the time of the final Confirmation Hearing, Nu-Tech shall tender to the Disbursing Agent (or counsel for MSI should the Disbursing Agent not yet be appointed) good and sufficient funds in the amount of $750,000 to be held and distributed exclusively for payment of the allowed Administrative Claims of the professionals.

        Upon Court approval of the respective professionals' Administrative Claims, the Disbursing Agent (or counsel for MSI, as the case may be) shall be and is authorized to remit to the professionals, on a pro-rata basis, the cash payment on account of their respective allowed Administrative Claims not to exceed $750,000, except as otherwise may be agreed. Subject to the terms below, the balance, if any, of each professionals' respective allowed Administrative Claim, in an aggregate amount not to exceed $425,000 ("Unpaid Professional Fees"), shall be paid, without interest, in twelve equal monthly installments, commencing on the fourth month after the Effective Date and continuing through the fifteen month after the Effective Date.

         The Unpaid Professional Fees are hereby secured and guaranteed by the following:

                  (i) Nu-Tech's guaranty which shall be the subject of a separately executed guaranty on behalf of each professional,

                  (ii) Fausto Mendez's guaranty which shall be the subject of a separately executed guaranty on behalf of the professionals, and which guaranty shall be secured by a lien on the Nu-Tech stock distributed to Fausto Mendez pursuant to Paragraph 16.a.i.(1), junior only to a lien in favor of Nu-Tech pursuant to Paragraph 23.a.ii., both of which liens are perfected by tendering such stock to the Disbursing Agent for the benefit of Nu-Tech and the professionals,

                  (iii) Three Hundred Thousand Dollars ($300,000.00) ("Collateral Fund") of the Seven Hundred and Fifty Thousand Dollars ($750,000.00) available to be distributed to Class 3 under the Plan,

                  (iv) Any recovery on the actions and other claims and causes of action reserved to the Committee under Paragraph 26.j. of the Plan. All such recovery shall be first used to pay the professionals any outstanding Unpaid Professional Fees.

        The Collateral Fund shall be maintained by the Disbursing Agent until Unpaid Professional Fees are satisfied in full; however, the Disbursing Agent may, on a quarterly basis, use such portion of the Collateral Fund to make further distributions to Class 3 only to the extent that the balance of the Unpaid Professional Fees is less than the amount remaining in the Collateral Fund.

                  In the event of a default by Reorganized MSI, the Unpaid Professional Fees shall be satisfied by payment from the Collateral Fund maintained by the Disbursing Agent (or the enforcement of other rights on the above guaranties or collateral, as the professional, in its sole and absolute discretion, deems appropriate). To the extent that the Collateral Fund is used to pay all or a part of the Unpaid Professional Fees, Class 3 shall be subrogated to the rights of the professionals as against Nu-Tech and Mendez pursuant to the above guarantees.

         As used herein, an event of default by Reorganized MSI shall occur upon ten (10) days written notice, given by any professional with outstanding Unpaid Professional Fees of Reorganized MSI's failure to make a timely payment as provided above and failure to cure within such 10-day period. If an event of default does occur, all amounts due from Reorganized MSI as described herein shall become immediately due and payable and Reorganized MSI shall be obligated to pay all reasonable fees and costs, including attorneys' fees, of collection incurred by the professionals or those incurred on behalf of the Committee as a result of such event of default.

         Notwithstanding the above, in the event there is a qualified overbid in accordance with the procedures set forth above, the holders of allowed Administrative Claims for professionals shall be paid in full in cash on the Effective Date, unless otherwise agreed to by such professionals.

         The following are estimated unpaid professional fees and expenses to be funded under the Plan:

                 FIRST AMENDED DISCLOSURE STATEMENT AND PLAN OF
                  REORGANIZATION FOR MEDICAL SCIENCE INSTITUTE

             1.   Baker & Hostetler, Debtor's counsel                        $750,000
             2.   Apodaca & Company Debtor's accountants                     $250,000
             3.   Andrews & Kurth, L.L.P., counsel to the Committee          $155,000
             4.   The Mentor Group, financial advisor to the Committee        $20,000

        The fees and expenses of such professionals are subject to prior Bankruptcy Court approval in compliance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the local rules for the Central District of California, and United States Trustee Guidelines.

                  (2)  ADMINISTRATIVE CLAIM #3: UNITED STATES TRUSTEE FEES

         The fees under 28 U.S.C. section 1930 of the United States Trustee owing by MSI on the Effective Date shall be paid in full no later than 30 days following entry of the Confirmation Order. Thereafter, post-confirmation fees of the United States Trustee, to the extent that such fees are due, shall be payable from the funds held by the Disbursing Agent on account of the general unsecured creditors.

                  (3)  FALSE CLAIMS ACT CLAIMS

        MSI has reached a tentative agreement with the government, the holder of False Claims Act Claims, subject to final documentation, approval by the Department of Justice and court approval, to provide the holder of such claims, the following treatment in full and complete satisfaction of all alleged Medicare and Medical overbilling claims which have been or may be asserted against MSI by or on behalf of the federal or any state government with respect to conduct occurring on or before the Effective Date. The terms of such agreement are as follows:

                           (a) The government (both state and federal) shall
receive an allowed administrative claim in the amount of $75,000;

                           (b) The government (both state and federal) shall
receive a one-third (1/3) of any overbid, less the agreed amount for a breakup fee of $150,000 due to Nu-Tech (if Nu-Tech is not the successful bidder);

                           (c) The government (both state and federal) shall
receive an allowed unsecured claim in the amount of $500,000.

                  (4)  ADMINISTRATIVE CLAIM #4: PAYROLL TAXES

         MSI estimates that post-petition state and federal payroll taxes will not exceed $392,000. Such outstanding amounts will be paid in full on the Effective Date by Nu-Tech.

                  (5)  ADMINISTRATIVE CLAIM #5: POST-PETITION ACCOUNTS PAYABLE

         MSI estimates that post-petition accounts payable will not exceed $918,000 as of the Closing Date. Such amounts are being paid and will continue to be paid in the ordinary course of operations.

                  (6)  MERIS' ALLEGED "TOPPING FEE"

        Meris has alleged that it is entitled to a "topping fee" in the approximate amount of $400,000 based upon an agreement which was subsequently approved by this Court. MSI believes that Meris' claim for a "topping fee" is without merit and will be disallowed. If necessary, MSI (or the Committee) shall initiate appropriate proceedings before the Bankruptcy Court to disallow such claim.

                  (7)  ALLOWED PRIORITY CLAIMS

        The Code requires that the holders of pre-petition personal property and pre-petition payroll taxes claims receive cash payments over a period not exceeding six years after the date of assessment of such claim, unless agreed otherwise. 11 U.S.C. section 1129(a)(9). The total cash payments must have a present value equal to the amount of the allowed claim. All Allowed Priority Claims shall be paid in cash as required by Bankruptcy Code Section 1129(a)(9).

                  (8)  INTERNAL REVENUE SERVICE

        The Internal Revenue Service holds a pre-petition unsecured claim for payroll taxes in the approximate amount of $271,561.42. The plan proposes that the IRS be paid this amount, (together with interest thereon from and after the Effective Date at the rate of nine percent (9%) per annum) in equal monthly installments of $5,301.64, with the first monthly payment to commence starting December 1, 1996, or as soon thereafter as the Closing Date may occur. This payment schedule will end sixty five (65) months from the Closing Date.

             ii.  CLASSIFIED CLAIMS

                  (1) CLASS ONE: SECURED CLAIM OF AUSTIN FINANCIAL SERVICES,
INC.

         The Allowed Secured Claim of Austin Financial shall be paid in cash, on the latter of the Effective Date or the date upon which such Claim first becomes an Allowed Claim, or upon such other terms and conditions as may be agreed to by Austin Financial.

                  (2)  CLASS TWO:  OTHER SECURED CLAIMS

        Class 2 includes all Allowed Secured Claims against MSI that are not included in Class 1. Each Allowed Secured Claim in Class 2 will be considered to be in its own separate subclass within Class 2, and each such subclass shall be deemed to be a separate Class for purposes of this Plan. Unless the holder of such a Claim agrees to less favorable treatment, each Allowed Secured Claim in Class 2 will, at the election of Nu-Tech in its sole and absolute discretion, be treated as set forth below. Allowed Class 2 Secured Claims as to which Nu-Tech elects to treat under option (b) (as described below) are Impaired under the Plan.

        Class 2 Allowed Secured Claims shall receive one of the following treatments, at the election of Nu-Tech, which election shall be made in writing, served on the parties affected thereby, no later than eleven (11) days before the Confirmation hearing: (a) cure and reinstatement, (b) payment of the Allowed Secured Claim, with interest thereon (at a rate to be determined by the Court or agreed to by the parties) from and after the Effective Date, over a period not to exceed four (4) years; (c) abandonment of the collateral to the secured creditor in full and complete satisfaction of the Allowed Secured Claim; or (d) such other treatment as may be agreed to by the holder of such Claim.

                  (3)  CLASS THREE:  ALLOWED GENERAL UNSECURED CLAIMS

        The total amount of Class 3 general unsecured claims is estimated to approximate Five Million dollars ($5,000,000). The holders of the Allowed General Unsecured Claims shall each receive their pro-rata share of $750,000 in cash, net of payments made from said fund to satisfy fees and expenses incurred on behalf of the Committee from and after the Effective Date in administering and implementing the Plan (including fees and expenses incurred in objecting to general unsecured claims) and net of the Class 3A payments. In addition, Class 3 shall receive the benefit of any recovery (subject to the provisions of Paragraph 16.a.i.(1)) from the successful prosecution of avoidance or other actions assigned to the Committee that may be undertaken in the sole and absolute discretion of the Committee.

         In the event that Nu-Tech is the successful bidder, a portion of the funds available for unsecured creditors ("Collateral Fund") (except Class 3A Claims) is subject to the balance of claims for Unpaid Professional Fees of allowed administrative claims of professionals as provided above in Paragraph 16.A.I.(1). MSI estimates that the estimated return to general unsecured creditors is approximately fifteen percent (15%) ($750,000/$5,000,000).

                  (4)  CLASS THREE A: ADMINISTRATIVE CONVENIENCE CLASS CLAIMS

         Class 3A Claims consist of Administrative Convenience Class Claims. Such claims are those Allowed General Unsecured Claims equal to or less than $2,500 or the claims of holders of General Unsecured Claims who affirmatively elect to have their claims treated as Class 3A claims by so marking their ballot. Class 3A claims will receive a single distribution on or about the Effective Date, or as soon as practical, in the amount of twenty percent (20%) of the allowed amount of such claim up to a maximum allowed amount of $2,500, whichever is lesser.

                  (5)  CLASS FOUR: SHAREHOLDER INTERESTS

        On the Effective Date, the existing Allowed Interests in MSI (including warrants, options and any other rights to acquire MSI stock) shall be terminated, null and void and no longer of any effect. The holder of all the Allowed Interests in MSI, MSI's President and CEO Mr. Fausto Mendez, Jr., ("Mendez") shall receive restricted Nu-Tech stock with a value of $2.25 million in full and complete satisfaction of said interests and any and all options, warrants and other rights to purchase an interest in MSI. Mendez will execute an employment agreement with Nu-Tech and will also execute a non-competition agreement in favor of Nu-Tech. Pursuant to 11 U.S.C. Section 1129(b), there may be an issue of the "absolute priority rule," which essentially states that unless the class of creditors either consent or are paid in full, shareholders may not receive property under the Plan without providing new value.

        The number of restricted Nu-Tech shares to be issued to the holders of Allowed Interests shall be determined based upon the average closing price for Nu-Tech stock for the fifteen (15) trading days immediately preceding the Effective Date. The Nu-Tech shares to be issued to the holders of Allowed Interests will be entitled to registration rights and "piggyback" rights which will become effective on the second anniversary of the Effective Date. Until such time as the Nu- Tech stock becomes unrestricted (i.e., when the stock is registered), the Nu-Tech stock issued to Mendez is not transferable. Such stock however is pledged by Mendez as collateral on account of the Unpaid Professional Fees as provided above in Paragraph 16.a.i.(1).

17.     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

        a.   ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

             i.        ASSUMPTIONS GENERALLY

        On the Effective Date, Reorganized MSI shall assume all of its health care provider agreements (collectively "Provider Agreements") with federal or state governments or third parties, or their respective agencies or agents, (collectively "Providers"), free and clear of any and all claims, interests or in personam liabilities that such Providers may have against or assert against MSI through and including the Effective Date, including without limitation, False Claims Act Claims, and any and all rights of setoff and recoupment. In particular, and without limitation: from and after the Effective Date, such Providers shall be enjoined from setting off or recouping against payments due to MSI after the Effective Date any liabilities which MSI has, or may have, to such third parties which liabilities accrued on or before the Effective Date; and such Providers shall not be entitled to impose on Debtor's Successor, or Reorganized MSI, or any other successor to MSI or their agents or employees, any compliance or other requirements as a condition to the Provider Agreements remaining in full force and effect.

         Except as otherwise provided in the Plan, in any order of the Bankruptcy Court, or in any contract, instrument, or other agreement or document incorporated into the Plan or entered into in connection with the Plan or the Reorganization Case, pursuant to Bankruptcy Code section 365, on the Effective Date, each of the executory contracts and unexpired leases listed on the Schedule of Assumed Contracts attached as Exhibit "2" hereto and incorporated herein by reference shall be assumed as set forth therein, subject to the same rights as MSI or Reorganized MSI held or holds at, on, or after the Petition Date to modify and/or terminate such agreements under applicable nonbankruptcy law. Each contract and lease listed on Exhibit "2" hereto shall be assumed only to the extent, if any, that it constitutes an executory contract or unexpired lease, and the listing of such contract or lease on Exhibit "2" hereto shall not constitute an admission by MSI or Reorganized MSI that such contract or lease is an executory contract or unexpired lease or that MSI or Reorganized MSI has any liability thereunder. Eleven calendar days prior to the Confirmation Hearing, MSI shall provide notice of any amendment to Exhibit "2" hereto to the parties to the executory contracts or unexpired leases affected thereby and to the parties on the then-applicable limited notice service list in the Reorganization Case.

        Each executory contract and unexpired lease assumed pursuant to the terms herein by Reorganized MSI shall be fully enforceable by Reorganized MSI in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable state or federal law. To the extent that the Bankruptcy Court, or any other court of competent jurisdiction, determines, either before or after the Effective Date, that any agreement in the form of a lease of real or personal property previously assumed or assumed pursuant hereto, is, in fact, a disguised secured transaction, the resulting secured indebtedness arising from such determination shall be treated in accordance with option b, c, or d, of Paragraph 16.a.ii.(2). of the Plan (i.e., option b, c, or d, applicable to Class
2). Any resulting deficiency Claim shall be afforded treatment as a Class 3
Claim.

         ii. APPROVAL OF ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Except as otherwise provided in the Plan, the Confirmation Order shall constitute an order of the Bankruptcy Court, pursuant to Bankruptcy Code section 365, approving the assumption as of the Effective Date of the executory contracts listed on Exhibit "2" hereto.

         iii. OBJECTIONS TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
LEASES

         To the extent that any party to an executory contract or unexpired lease identified for assumption asserts arrears or damages pursuant to Bankruptcy Code section 365(b)(1) in an amount different from the amount set forth on Exhibit "2" hereto, or has any objection to the proposed adequate assurance of future performance or the proposed assumption and cure regarding the executory contracts or unexpired leases on the terms and conditions provided for in the Plan, all such asserted arrears and any other objections shall be filed and served within the same deadline and in the same manner established for filing objections to confirmation of the Plan.

         Failure to assert any arrearages different from the amount set forth on Exhibit "2" hereto, or to file an objection within the time period set forth above, shall constitute consent to the assumption and cure on the terms provided for in the Plan, including acknowledgement that (i) the proposed assumption provides adequate assurance of future performance, (ii) the amount identified for "cure" is the amount necessary to compensate for any and all outstanding defaults under the respective executory contract or unexpired lease to be assumed, and (iii) that no other defaults exist under such executory contract or unexpired lease.

        If an objection is filed to assumption based upon lack of adequate assurance of future performance or otherwise, and the Bankruptcy Court determines that Reorganized MSI shall not assume the executory contract or unexpired lease, then the executory contract or unexpired lease in question shall automatically thereupon be deemed to have been included in the list of rejected executory contracts pursuant to Paragraph 17.b. hereto.

                  iv. PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied, pursuant to Bankruptcy Code section 365(b)(1), by payment of the default amount in cash within 120 days following the Effective Date, or on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute regarding (i) the amount of any cure payment, (ii) the ability of Reorganized MSI to provide adequate assurance of future performance under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by Bankruptcy Code section 365(b)(1) shall be made on the latter of 120 days following the Effective Date or the day after entry of a final order resolving the dispute and approving assumption.

        b.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED

         As of the Confirmation Date, each executory contract or unexpired lease of MSI that has not been previously assumed by order of the Bankruptcy Court and is not assumed under Paragraph 17.a. of the Plan, including, without limitation, the executory contracts and unexpired leases listed on the Schedule of Rejected Contracts attached as Exhibit "2" to the Plan, all agreements pursuant to which Existing Stock Options were granted, and all existing stock options, and all Interests or rights to acquire any Interests, shall be rejected to the extent, if any, that any of the foregoing constitute executory contracts or unexpired leases, and without conceding that they constitute executory contracts or unexpired leases or that MSI has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to Bankruptcy Code section 365, deemed entered as of the Effective Date. Any party to an executory contract or unexpired lease identified for rejection in the Plan shall, within the same deadline and in the same manner established for filing objections to Confirmation, file any objection to such rejection. Failure to file any such objection within the time period set forth above shall constitute consent to the rejection. Eleven calendar days prior to the Confirma tion Hearing, MSI shall provide notice of any amendment to Exhibit "2" hereto to the parties to the executory contracts or unexpired leases affected thereby and to the parties on the then-applicable limited notice service list in the Reorganization Case.

         c. BAR DATE FOR REJECTION DAMAGES

         If the rejection of an executory contract or unexpired lease pursuant to Paragraph 17.a.i of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class 3. Claims arising from the rejection by MSI, its predecessors or affiliates, of an executory contract or unexpired lease must be filed on or before 30 days after service of an order of the Bankruptcy Court authorizing such rejection (or such other time period as may be fixed by the Court).

18.      FUNDING OF DEBTOR'S PLAN/SOURCE OF MONEY TO PAY CLAIMS AND
         INTEREST-HOLDERS

         On the Confirmation Date, Nu-Tech or the successful bidder shall advance sufficient cash to make all of the Effective Date cash payments required under the Plan. Other than the payments to professionals and ordinary post-petition trade payables, no other payments are required to be made after the Effective Date.

19. FINANCIAL RECORDS TO ASSIST IN DETERMINING WHETHER PROPOSED PAYMENT IS FEASIBLE

        a.   MEDICAL SCIENCE INSTITUTE

         Attached hereto are several financial documents including the financial statements for the calendar years ending 1993, 1994 and 1995, the balance sheet as of March 31, 1996, and MSI's internal balance sheet as of July 31, 1996; MSI's statements of cash flow, and income and expense for the three month period ending March 31, 1996, and the same internal statements for the month ending July 31, 1996 (Exhibits "3" and "4," respectively). These financial statements have not been audited. MSI has also attached hereto its interim statements and operating reports as of August 31, 1996. See Exhibit "5" and "6." The Debtor maintains all of its financial records on an accrual basis. Since the December 31, 1995, gross revenues of MSI have declined. See Exhibits "3" - "6," inclusive. With the exception of the figures contained in the financial statements for the various reporting periods in 1996, the disclosures contained in the financial statements for the year end 1995 have not materially changed. MSI and its financial consultant are updating the disclosures for 1996 financial statements. A party who wishes to review the updated disclosures may request same from counsel for MSI.

         b. NU-TECH BIO-MED, INC.

         Nu-Tech is a publicly-traded company with its stock listed on the NASDAQ, symbol "NTBM." Attached hereto are the most recent financial statements of Nu-Tech for the period ending June 30, 1996. Exhibit "7." These financial statements have been audited.

20.      ASSETS AND LIABILITIES OF THE ESTATE

         a. ASSETS

         The identity of the estate's assets are listed in Exhibit "8" so that the reader can assess what assets are at least theoretically available to satisfy claims and to evaluate the overall worth of the bankruptcy estate. The value of these assets are listed in MSI's balance sheet attached as Exhibit "3." The Plan does not propose to sell any of these assets.

         b. COLLECTIBILITY OF ACCOUNTS RECEIVABLE

         As of August 31, 1996, MSI held gross accounts receivable of $3,995,000 less a reserve for doubtful accounts of $796,000, for net accounts receivable of $3,199,000.(13) MSI estimates that the

----------------

(13)       Accounts receivable is calculated as follows:

Accounts Receivable at standard list prices    $5,991,000
less: contractual reserve                      $2,156,000
                                               ----------
  subtotal                                     $3,835,000
add: earned but unbilled A/R                   $  160,000
                                               ----------
  subtotal                                     $3,995,000
less: allowance for doubtful accounts          $  796,000
                                               ----------
Net accounts receivable                        $3,199,000

        Accounts receivable at standard list prices has never been a balance that the Debtor expects to realize. MSI bills all third party payors at standard list prices. But many customers, such as Medicare and MediCal, only reimburse Debtor for an amount considerably less than the "standard list price," called the "Third-party payor reimbursement." The difference, called "contractual reserve," is simply an accounting adjustment and is not a write-off of collectible accounts receivable.

        Earned but unbilled accounts receivable is analogous to "work in progress," i.e., testing that Debtor has performed on behalf of a customer, e.g., a doctor, but for which Debtor has not

$3,199,000 is fully collectible on a going concern basis. However, MSI believes that were its bankruptcy case converted to Chapter 7, it is likely that the amount collected would decline because (1) a termination of MSI's business operations would necessarily disrupt collection efforts, and (2) dissemination to the public of the news regarding a hypothetical liquidation would make collection from MSI's customers more difficult. MSI believes it has established a sufficient bad debt reserve on its books and records and that accounts receivable are fully collectible on a going-concern basis.

        c.   LIABILITIES

        Exhibit "9" shows the projected allowed claims against the estate (based on MSI's records), claims whose treatment is explained in detail by Paragraph 16.a.ii.(3).

21.     TREATMENT OF NONCONSENTING CLASSES

         As stated above, even if all classes do not consent to the proposed treatment of their claims under the Plan, the Plan may nonetheless be confirmed if the dissenting classes are treated in a manner prescribed by the Bankruptcy Code. The process by which dissenting classes are forced to abide by the terms of a plan is commonly referred to as "cramdown." The Code allows dissenting classes to be crammed down if the Plan does not "discriminate unfairly" and is "fair and equitable." The Code does not define discrimination, but it does provide a minimum definition of "fair and equitable." The term can mean that secured claimants retain their liens and receive cash payments whose present value equals the value of their security interest. For example, if a creditor lends a debtor $100,000 and obtains a security interest in property that is worth only $80,000, the "fair and equitable" requirement means that the claimant is entitled to cash payments whose present value equals $80,000, and not $100,000. The term means that unsecured claimants whose claims are not fully satisfied at least know that no claim or interest that is junior to theirs (typically equity interests) will receive anything under the Plan. "Fair and equitable" means that each holder of an interest must receive the value of such interest or else no junior interest is entitled to receive anything. These are complex statutory provisions and this paragraph does not purport to state or explain all of them.

---------------------
made an accounting entry accruing the revenue and incurring the cost. Therefore, earned but unbilled should be added to accounts receivable.

        The allowance for doubtful accounts is based upon Debtor's aging of accounts receivable and is calculated based upon MSI's actual experience.

22.     TREATMENT OF NONCONSENTING MEMBERS OF CONSENTING CLASS
        (CHAPTER 7 LIQUIDATION ANALYSIS)

        The Plan must provide that a nonconsenting impaired claimant or interest holder of a consenting class receive at least as much as would be available had the Debtor filed a Chapter 7 petition instead.

        In a Chapter 7 case the general rule is that the Debtor's assets are sold by a trustee. Unsecured creditors share in the proceeds of sale only after secured creditors and administrative claimants are paid. Certain unsecured creditors get paid before other unsecured creditors do. Unsecured creditors with the same priority share in proportion to the amount of their allowed claim in relationship to the total amount of allowed claims.

        A creditor would recover from the assets of Debtor's bankruptcy estate less under Chapter 7 than under Chapter 11 for at least three reasons: First, the piecemeal liquidation of Debtor's business would result in a lesser return overall than would the sale of Debtor's business on a going-concern value. Debtor's going concern value approximates Debtor's true "fair market value." Second, there would be a large layer of administrative costs: in a chapter 7 case a trustee is appointed and is entitled to compensation from the bankruptcy estate in an amount no more than 15% of the first $1,000 of all moneys disbursed, 6% on any amount over $1,000 but less than $3,000, and 3% on all amounts over $3,000.

        MSI has prepared a liquidation analysis which is attached hereto as Exhibit "10," and which discusses in further detail this aspect of Debtor's Plan.

23.     FUTURE DEBTOR

        a.   THE NU-TECH PROPOSAL

             i.   RISKS OF THE PLAN

             There is a risk that Nu-Tech or a successful overbidder will be unable to make post- Effective date payments. However, the risk under the Nu-Tech Proposal is nominal since most of the payments required under such proposal will be made by Nu-Tech at the Confirmation Hearing. Post-Effective Date payments are only required for unpaid allowed professional fees (not to exceed $425,000) and post-petition trade payables (approximately $918,000).

             Under the Nu-Tech Proposal, Reorganized MSI shall continue to operate as a wholly-owned subsidiary of Nu-Tech.

             ii.  FUTURE MANAGEMENT OF REORGANIZED DEBTOR

        The future management of Reorganized MSI will be named by Nu-Tech and will include Mr. Fausto Mendez, Jr., who shall be employed pursuant to an Employment Agreement, whose terms shall be two (2) years and whose compensation shall be $182,000 per year, including certain incentive based payments. Mr. Mendez will sit on Reorganized MSI's Board of Directors. Furthermore, Mr. Mendez has the option of borrowing $100,000 from Nu-Tech for a period of three (3) years after the Effective Date, to be secured by the Nu-Tech stock to be issued to him under the Plan and any options granted to him in connection with his employment agreement, which lien shall be senior to the lien securing repayment of Unpaid Professional Fees.

             iii. EXEMPTION FROM CERTAIN TRANSFER TAXES

        Pursuant to Bankruptcy Code section 1146(c), the issuance, transfer, or exchange of common stock; the creation of any mortgage, deed of trust or other security interest; and the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan (including any deeds, bills of sale or assignments executed hereunder) or otherwise in connection with the Plan, agreements entered into in connection therewith, or the Confirmation Order) shall not be subject to any stamp tax, real estate transfer tax, or similar tax, and entry of the Confirmation Order shall constitute on order of the Bankruptcy Court to that effect.

         b. CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES, AND OTHER DOCUMENTATION

             Pursuant to the Nu-Tech Proposal and this Plan, all securities and options shall be cancelled, terminated and surrendered to Reorganized MSI immediately on the Effective Date.

24. PROVISIONS REGARDING POST-CONFIRMATION DETERMINATION OF CLAIMS, THE DISBURSING AGENT, AND THE POST-CONFIRMATION COMMITTEE

        a.   DISBURSING AGENT

        Upon the Effective Date, the Disbursing Agent shall be appointed and thereafter act as the disbursing agent for the purpose of making certain distributions provided for under the Plan. The Disbursing Agent shall serve without bond and shall receive two percent (2%) of the distributions to Allowed General Unsecured Class 3 Claims, plus reasonable out of pocket expenses. The

Disbursing Agent shall serve at the discretion of the Committee which shall have the power to replace the Disbursing Agent and otherwise negotiate terms considered more favorable to the estate, if deemed appropriate. Unless otherwise replaced and substituted, the Disbursing Agent shall be the Credit Managers Association of California ("CMA"). The fees, costs and expenses of Disbursing Agent shall be paid from the funds payable to Class 3.

        b.   DISSOLUTION OF COMMITTEE

        Upon the Effective Date, and upon the formation of the Post-Confirmation Committee as its successor, the pre-confirmation Committee shall be dissolved. All reasonable expenses of the Committee members incurred through the Effective Date estimated not to exceed $10,000 shall be paid as Administrative Expenses upon submission of statements for such expenses and approval of the expenses by MSI. Upon the Effective Date the Committee, and its current and former members and representatives, shall be deemed released from any and all claims and causes of action whatsoever arising out of or relating to any actions done or not done, in such capacity, relating to the Chapter 11 case.

        c.   CREATION OF THE POST-CONFIRMATION COMMITTEE

        Upon the Effective Date the Post-Confirmation Committee (the "Committee") shall be formed, comprised initially of those creditors who are members of the Committee as of the Confirmation Date. In the event any member of the Committee resigns subsequent to the Effective Date, a replacement member may be appointed by majority vote of the remaining members of the Committee.

        d.   COMMITTEE PROCEDURES

        A majority of the Committee shall constitute a quorum. Meetings of the Committee shall be called by its Chairperson or counsel upon such notice and in such manner as the Chairperson may deem advisable. The Committee shall function by decisions made by a majority of its members in attendance at any meeting. Any member of the Committee may act by proxy, and through the designated members set forth above or through such other Representative, including counsel, as may be designated by such member in writing to the Committee Chairperson. The Committee shall prescribe its own rules of procedure, and may adopt by-laws or enter agreements, as may be deemed appropriate by the Committee, to further the performance of the Committee's and its members' and Representatives' duties under this Plan.

        e.   COMMITTEE AS REPRESENTATIVE OF CREDITORS

        The Committee shall constitute a representative of creditors formed for the purpose, inter alia, of monitoring the implementation of the Plan, the distributions to Creditors under the Plan, and objections to claims.

        f.   LIABILITY

        Neither the Committee nor any of its members, designees, counsel or accountants or any duly designated agent or Representative of the Committee shall be liable for the act, default, or misconduct of any other member of the Committee, nor shall any member be liable for anything other than such member's willful misconduct or fraud. None of the Committee's members, designees, agents or representatives or their respective employees, agents, or representatives or their respective employees, shall incur or be under any liability or obligation by reason of any act done or omitted to be done, by any of the Committee's, designees, agents or representatives. The Committee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with its counsel, accountants or its agents, or with counsel, accountants or agents for the Reorganized Debtor, and shall not be liable for anything done in accordance with such advice or opinions. If the Committee determines not to consult with counsel, accountants or agents, such determination shall not be deemed to impose any liability on the Committee, or its members and/or its designees.

        g.   AUTHORITY OF COMMITTEE

        Subsequent to the Effective Date, the Committee shall have authority to:

         i. Monitor the progress of lawsuits, adversary proceedings, and contested matters brought or prosecuted by the Committee, the Reorganized Debtor, or both, including proposed settlements thereof;

         ii. Contest, object to, or litigate disputed claims, and initiate or continue the prosecution of objections to disputed Class 3 or 3a claims filed by any party prior to the Effective Date;

         iii. Initiate and prosecute any adversary proceeding or contested matter including, without limitation, the filing of any avoidance or subordination action that could have been brought by MSI during the Reorganization Case.

         iv. Subject to the approval of the Bankruptcy Court, settle controversies over Disputed Class 3 or 3a Claims objected to by the Committee pursuant to subparagraph ii. above;

         v. Monitor the distributions of available cash to creditors under from the Disbursement Fund;

         vi. Monitor and, to the extent appropriate, request the Bankruptcy Court to enforce the implementation of the Plan; and

         vii. Determine the date or dates on which the earliest practical interim and final distributions to Allowed General Unsecured Creditor (Class 3) claims can be made. This analysis and determination will be based upon the progress in determining disputed claims and receipt of the payments due from Nu-Tech pursuant to the Plan.

         viii. Perform such other services as are in the interest of Holders of claims against the Debtor.

         h.   COMMITTEE COMPENSATION

         Except for the reimbursement of reasonable actual costs and expenses (not including attorneys' fees) incurred in connection with their duties as Committee members, the members of the Committee shall serve without compensation. Expenses incurred by members of the Committee shall be paid, as a Post-Confirmation Expense, upon submission to and approval of such expenses from the Disbursement Fund.

        i.   RETENTION OF PROFESSIONALS AND OTHERS BY THE COMMITTEE

        The Committee shall have the right to retain the services of attorneys, accountants, and other agents which, in the discretion of the Committee, are necessary to assist the Committee in the performance of its duties, without the necessity of approval of the Bankruptcy Court. The Committee may, in its sole discretion, retain counsel or accountants which have, during the course of the Reorganization Case, previously been retained by the Debtor or the Committee, and such prior retention shall not be deemed to create any conflict of interest. Cash, expenses and fees of such professionals and others shall be paid from the funds made available as provided in subparagraph L below.

         j.       GENERAL PRESERVATION OF AVOIDANCE ACTIONS AND ALL OTHER CLAIMS

         Under the terms of this Plan, all Avoidance Actions, as defined in paragraph 26.j. below, and all claims including without limitation counterclaims, cross-claims, indemnity claims, setoffs, against persons asserting claims of whatever kind against the Debtor or its estate, whether under federal or state law, and MSI's right to object to claims under 11 U.S.C.
Section 502 are preserved for the benefit of either Reorganized MSI or the post-confirmation committee (as more fully set forth below) upon the entry of the order confirming Debtor's plan, notwithstanding any assertion of any claim of res judicata or collateral estoppel arising out of the operation of the entry of an order confirming Debtor's plan of reorganization. While the terms of this Plan may refer to the preservation of a specific claim against a claimholder or other party, the failure to specifically preserve claim against a party shall not be construed as a waiver of such claims preserved generally herein. All of the foregoing claims shall be revested in Reorganized MSI on the Effective Date except for all of the Avoidance Actions and any and all claims (collectively "Other Claims"), which Other Claims are identified on Exhibit "11" (which Exhibit will be provided to the Court no later than eleven (11) days prior to the confirmation hearing).

         k. SOURCES OF PAYMENT FOR POST-CONFIRMATION FEES AND EXPENSES INCURRED BY COUNSEL FOR THE COMMITTEE

         The source of payment for professional fees and expenses of the Committee shall be the funds held by the Disbursing Agent on account of the Allowed Claims in Class 3 and 3a including, without limitation, any and all funds recovered from the prosecution of any adversary proceeding or contested matter.

        l.   REVIEW OF ATTORNEYS' FEES

        The Committee shall review and authorize the payment of attorneys' fees billed by counsel for the Committee. Payment of such professional fees and costs shall be made on a monthly basis. The Bankruptcy Court shall retain jurisdiction over any dispute regarding the reasonableness of such attorneys' fees, but no fee application is required to be filed with the Court.

         m. INVESTMENT OF CASH

         Upon the receipt of all cash to be paid under the Plan, the Disbursing Agent shall invest such funds and otherwise be responsible for maintaining such funds in federally-insured interest bearing account(s) until distribution is required in accordance with the Plan and any post-Effective Date order of the Court.

         n. BOOKS AND RECORDS

         Nu-Tech shall maintain MSI's pre-Effective Date books and records and the Committee shall be permitted access to such books for inspection at reasonable times in connection with the Committee's duties with respect to implementation of the Plan, including access to books and records necessary for the prosecution of objections to claims as undertaken in the discretion of the Committee.

         o. TERMINATION OF POST-CONFIRMATION COMMITTEE

         The Committee shall dissolve upon the completion of distributions to Class 3 general unsecured creditors and the entry of a final decree. The Committee shall have the responsibility for providing any and all status reports or other papers required by the Bankruptcy Court, Local Bankruptcy Rules, Federal Rules of Bankruptcy Procedure, the Guidelines of the Office of the United States Trustee, or the Bankruptcy Code.

25.     TAX CONSEQUENCES OF PLAN

         THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN SELECTED SIGNIFICANT FEDERAL INCOME TAX CONSEQUENCES BUT NOT STATE OR LOCAL CONSEQUENCES, OF THE PLAN TO DEBTOR AND HOLDERS OF CLAIMS AND INTERESTS. THESE TAX CONSEQUENCES MAY BE AFFECTED BY SUCH FACTORS AS CHANGES IN THE STRUCTURE OF THE DEBTOR FROM THAT DESCRIBED HEREIN. THE FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS MAY VARY SIGNIFICANTLY DEPENDING ON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER. MOREOVER, THE FEDERAL INCOME TAX CONSEQUENCES OF CERTAIN ASPECTS OF THE PLAN ARE UNCERTAIN BECAUSE OF THE LACK OF APPLICABLE LEGAL PRECEDENT AND THE POSSIBILITY OF CHANGES IN FEDERAL INCOME TAX LAWS. ACCORDINGLY, EACH HOLDER OF AN ALLOWED CLAIM OR

INTEREST IS STRONGLY ADVISED TO CONSULT WITH SUCH HOLDER'S OWN TAX
ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PLAN.

         In general, the federal income tax consequences to Debtor, and to each holder of an Allowed Claim will depend on numerous factors. These factors include but are not limited to the following:

         1. The identity and status of the particular Claimant for federal income tax purposes;

         2. The financial status of the Claimant and Debtor, including the amount and character of any current tax attributes and tax attribute carryovers or carrybacks of the Claimant and/or Debtor;

         3. The accounting method of the Claimant;

         4. The relationship, if any, between the Debtor and Claimants;

         5. The residency, alienage or place of legal incorporation or formation (foreign or U.S.) of the Claimant and/or the persons owning beneficial equity interests in the Claimant.

         The application of the factors to each Claimant will depend on the Claimant's individual facts and circumstances. In addition the federal income tax consequences to Debtor and Claimants may depend on events which occur several years after the Debtor's Plan is implemented.

         DEBTOR'S LEGAL COUNSEL DOES NOT HAVE SUFFICIENT INFORMATION TO DETERMINE ALL OF THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES TO EACH OF THE CLAIMANTS RESULTING FROM THE PLAN. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY ADVISED TO CONSULT WITH SUCH HOLDER'S OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

         NO RULINGS HAVE BEEN OR ARE EXPECTED TO BE REQUESTED FROM THE INTERNAL REVENUE SERVICE ("IRS") OR ANY STATE OR LOCAL TAX AGENCY CONCERNING ANY OF THE TAX MATTERS DESCRIBED HEREIN. THERE CAN BE NO ASSURANCE THAT THE IRS OR ANY STATE OR LOCAL TAX AGENCY WILL NOT CHALLENGE THE POSITIONS TAKEN BY DEBTOR WITH RESPECT TO ANY OF

THE ISSUES ADDRESSED HEREIN OR THAT A COURT OF COMPETENT JURISDICTION WOULD NOT SUSTAIN SUCH A CHALLENGE.

         a. DISCHARGE OR CANCELLATION OF INDEBTEDNESS OF DEBTOR

         Debtor will be subject to the cancellation of debt rules and the corresponding tax attribute reduction provisions of the Internal Revenue Code as a result of the debt restructuring required under the Plan. While in bankruptcy, Debtor should be allowed to avail itself of one or more of the cancellation of debt income exemptions to avoid reporting cancellation of debt income for federal income tax purposes. However, Debtor may be required to reduce its tax attributes and tax basis of assets.

         Under the provisions of the Internal Revenue Code and the Treasury Income Tax Regulations thereunder, gross income ("GI") of Debtor includes income from the discharge or cancellation of indebtedness which (a) Debtor as taxpayer is liable for, or (b) indebtedness which encumbers property owned by the Debtor. The cancellation of debt income ("CODI") rules apply to the cancellation of recourse indebtedness. The general CODI rule is subject to numerous exceptions, exclusions and modifications discussed below.

         If the Debtor transfers property to an Allowed Claimant in satisfaction of Debtor's debt, Debtor may realize CODI (subject to the bankruptcy and other exceptions discussed below) depending on whether the debt satisfied is recourse as to Debtor. A transfer of property in satisfaction of debt is treated as a sale of the property for federal income tax purposes. For this purpose, a foreclosure sale, abandonment of property and a deed in lieu of foreclosure generally constitute a "sale or other disposition of property" resulting in the realization and recognition of gain or loss for federal income tax purposes.

         Debtor's gain or loss realized on the sale is equal to the difference between (1) the amount realized by Debtor and (2) Debtor's tax basis in the property transferred. The term "amount realized" includes liabilities from which the taxpayer is "discharged" on the sale but does not include CODI. Debtor is deemed to be "discharged" from all recourse liabilities secured by property if the purchaser/transferee agrees to pay the liability whether or not Debtor is released.

         The general CODI inclusion rule described above is subject to numerous statutory and judicial modification, exceptions, and exclusions, including but not limited to the following:

         i. Bankruptcy Exception to CODI. GI of Debtor does not include CODI which is realized while Debtor is in a bankruptcy under Title 11 of U.S.C. but only if (a) Debtor is under the jurisdiction of the Bankruptcy Court and (b) discharge or cancellation of debt is granted by the court or is pursuant to a confirmed plan of reorganization.

         ii. Lost Deduction Exception to CODI. GI of Debtor does not include CODI to the extent that payment of the cancelled indebtedness would have given rise to a deduction to Debtor for federal income tax purposes.

         iii. Tax Benefit Rule Exception. No CODI is realized from the discharge of liabilities of Debtor which did not previously give rise to a deduction which
(i) resulted in a tax benefit to Debtor or (ii) increased Debtor's net operating loss ("NOL") carryover.

         The Internal Revenue Code provides that subject to an election under Internal Revenue Code Section 1017, a bankrupt debtor taxpayer is required to reduce its federal income tax attributes by the amount of CODI excluded as a result of the debtor's bankruptcy. Under sections 108 and 1017 of the Internal Revenue Code, Debtor's federal income tax attributes will be reduced (due to the applicability of CODI exceptions) in the following order and priority, such reductions to be made after Debtor's federal income tax liability is determined for the taxable year of the debt cancellation.

                  (1) Net operating losses ("NOL's") - Dollar for dollar reduction in NOL's (a) for year of discharge and (b) from carryover years.

                  (2) General Business Credit - 33 1/3 cents for CODI dollar reduction in Internal Revenue Code Section 38 credit.

                  (3) Minimum Tax Credit - 33 1/3 cents reduction in Internal Revenue Code Section 59(b) credit for CODI dollar reduction.

                  (4) Capital Loss Carryovers ("CLC") - dollar for dollar reduction in CLC under Internal Revenue Code Section 1212(a) for CLC incurred in year of discharge and (b) CLC carried forward to year of discharge.

                  (5) Basis of Assets of Taxpayer - Dollar for dollar reduction in basis of assets of taxpayer as set forth in Internal Revenue Code Section 1017.

                  (6) Foreign Tax Credit Carryovers - 33 1/3 cents for CODI dollar reduction in Internal Revenue Code Section 27 Foreign Tax Credit.

        The Internal Revenue Code allows Debtor to elect to apply (subject to certain limitations) portions of reductions in federal income tax attributes to reduce the tax basis of depreciable property of Debtor.

         b. MATERIAL MODIFICATION OF TERMS OF EXISTING DEBT AND ISSUANCE BY DEBTOR OF NEW DEBT IN EXCHANGE FOR OLD DEBT

         The Plan will modify or restructure the terms of certain of the Debtor's existing indebtedness. The modification of the existing debt of Debtor may result in taxable exchange of Debtor's debt.

         A material modification of the terms of an existing debt, or a physical exchange of an existing debt instrument ("Old Debt") for new debt instrument (collectively referred to as a "Debt for Debt Exchange") may have significant federal income tax consequences for Debtor and the Allowed Claimant. These tax consequences may differ substantially depending on the form of the modification.

         A Debt for Debt Exchange may result in CODI to Debtor which results in the reduction of the bankrupt Debtor's federal income tax attributes or a reduction in the Debtor's tax basis of assets as described above. Under the Internal Revenue Code, Debtor is treated as satisfying the existing debt with an amount of money equal to the "issue price" of the new (modified) debt. The term "issue price" is determined under Internal Revenue Code Sections 1273 and 1274 with certain modification. If the new debt is not publicly traded and its interest rate equals or exceeds the Applicable Federal Rate published by the IRS under Internal Revenue Code section 1274, then its issue price will generally be the stated principal amount of the debt.

         In addition, a Debt for Debt Exchange may constitute a taxable exchange under Internal Revenue Code Section 1001 for the Claimant unless the tax free recapitalization provisions or other nonrecognition provisions of the Internal Revenue Code discussed below apply. If the Debt for Debt Exchange is taxable, the Claimant will realize and recognize gain or loss (subject to the loss disallowance rules of the Code) for federal income tax purposes equal to the difference between the amount realized by the Claimant from the exchange and the Claimant 's tax basis in the Old Debt. The amount realized by the Claimant will generally be the issue price of the new debt for an accrual basis Claimant, or the fair market value of the new debt for a cash basis Claimant.

        A taxable Debt for Debt Exchange may result in the application of numerous other provisions of the Internal Revenue Code, including the application of the original issue discount ("OID") rules, the amortizable bond premium rules, the acquisition premium rules, the market discount rules and the bond premium rules.

        The Internal Revenue Service ("IRS") has issued federal income tax regulations with respect to the federal income tax treatment of certain modifications of debt instruments (the "Proposed Regulations"). The exchange rules under the Proposed Regulations apply for purposes of Internal Revenue Code Sections 1001 (gain or loss recognition rules) and 108 (cancellation of indebtedness income rules).

        Under the Proposed Regulations, only a "significant modification" of a debt instrument results in a taxable Debt for Debt Exchange under Internal Revenue Code. An alteration of a debt instrument constitutes a significant modification under the Proposed Regulations only if the alteration qualifies as a "modification" as defined under the Proposed Regulations and the modification is "significant" as defined under the Proposed Regulations.

        Under the Proposed Regulations, the term "modification" is broadly defined to mean any alteration in any legal right or obligation of Debtor or Claimant, including the addition or deletion of a right or obligation (but excluding the alterations described below), whether the alteration is evidenced by an amendment of the instrument or by the conduct of the parties. Except as provided below, the term modification includes any alteration which results in a debt instrument or property right which is not debt for federal income tax purposes.

        The term "modification" does not include any of the following alterations of legal rights or obligations:

        1. an alteration of a legal right which occurs by operation of the terms of the debt instrument such as an automatic reset of interest rates or a substitution of collateral required by the terms of the debt instrument;

        2. an alteration which occurs through either Debtor or the Claimant's unilateral exercise or waiver of a right under the debt instrument. For this purpose a unilateral exercise or waiver of a right does not occur if: (a) the exercise creates a right in the other party to alter or terminate the debt instrument, or to put the debt instrument to a third party; (b) the exercise requires the consent of the other party, which consent may be unreasonably withheld; (c) the exercise requires the payment of consideration the amount of which is not fixed on the date the debt instrument is issued; and (d) the waiver represents a settlement of terms between Debtor and Claimant (i.e. the party making the waiver receives a benefit from the other party to the debt instrument other than the enhancement of goodwill or reputation of the waiving party). Whether the waiver represents a settlement of terms depends on the facts and circumstances surrounding the waiver. Generally, a mutual workout of a debt instrument is a modification even though the workout results only in a reduction in the interest rate or in the stated principal amount.

        3. Debtor's temporary failure to perform its obligations under the debt instrument, such as delaying payment under the debt instrument;

        4. The Allowed Claimant's agreement to temporarily suspend collection or waive an acceleration clause or similar default right;

        5. The conversion by the Allowed Claimant of a debt instrument into stock of Debtor provided the conversion right arises under the debt instrument.

        The Proposed Regulations do not contain a general definition of "significant modification." Rather, the Proposed Regulations define significant modification in terms of the following specific enumerated modifications:

             a.   changes in debt instrument yields;
             b.   changes in timing and/or amounts of payments;
             c.   changes in obligor or security; and
             d.   changes in the nature of the debt instrument.

        A ministerial change in the terms of a debt instrument such as a change in the mechanics of making a payment is not a significant modification.

        For purposes of determining whether a significant modification occurs, a modification is tested at the time the parties agree to the modification even though the changes to the debt instrument may not be immediately effective. Except as described below, multiple changes to a debt instrument do not collectively constitute a significant modification if none of the changes independently constitute a significant modification. For example, a combination of a yield change that is not a significant modification and a substitution of collateral that is not a significant modification does not constitute a significant modification under the Proposed Regulations.

        Multiple changes to a single term of a debt instrument over any period of time constitute a significant modification if, had the changes been made as a single change, the change would have resulted in a significant modification. For example, a series of changes in the maturity of a debt instrument is a significant modification, if, combined as a single change, they result in a significant modification.

        a. Changes in Debt Instrument Yields. Under the Proposed Regulations an adjustment in the annual yield on a debt instrument may constitute a significant modification. The rules for determining significant modification depend on whether the debt instrument provides for current interest payments, variable interest payments or other types of interest payments.

             i. Current Interest Payment Debt Instrument. An adjustment of the annual interest rate with respect to a debt instrument which provides for current interest payments is a significant modification if the difference between the adjusted interest rate and the original interest rate is more than 1/4 of one percent (25 basis points).

             ii. Variable Interest Rate Debt Instruments. Similarly, an adjustment in the index, formula or other mechanism used to determine the interest rate with respect to a variable rate debt instrument is a significant modification if the adjustment can reasonably be expected to affect the annual yield on the instrument by more than 1/4 of one percent.

             iii. Other Types of Debt Instruments. As to other types of debt instruments (i.e., other than a current interest payment or variable interest payment debt instrument described above), an alteration that changes the annual yield on the instrument is a significant modification if the annual yield on the instrument after the alteration, measured from the date the parties agreed to the alteration to its final maturity date, varies from the annual yield on the original, unmodified instrument for the same period by more than 1/4 of one percent.

        For testing purposes to compute the annual yield after the modification, the adjusted issue price of the debt instrument immediately before the modification is increased by any accrued but unpaid interest, and increased or decreased respectively, to reflect any payments made to Debtor or to the Allowed Claimant as consideration for the modification. In computing the modified yield, in the case of a prepayment of a discounted instrument, the adjusted issue price is also increased for any unaccrued, discount included in the prepayment. For this purpose, a commercially reasonable prepayment penalty is not consideration for the modification of the debt instrument yield.

        b. Changes in Timing and/or Amounts of Payments Under Debt Instrument. Changes in the timing and/or amounts of payments under a debt instrument may constitute a significant modification.

             i. Deferral of Payments. A change in the timing and/or amounts of payments is a significant modification if it "materially defers" payments due under the debt instrument. The terms "materially defers" are not defined by the Proposed Regulations but are illustrated by an example in the Proposed Regulations.

             ii. Extension of Final Maturity Date. An extension of the final maturity date of a debt instrument (other than an extension for de minimis payments) is a significant modification if it exceeds the lesser of (i) 5 years or (ii) 50 percent of the original term of the debt instrument.

             iii. Partial Prepayments. A prepayment of a portion of a debt instrument is not a significant modification unless the terms of the remaining portion are altered so as to otherwise cause a significant modification. For this purpose a commercially reasonable prepayment penalty is not a change in the remaining portion of the debt instrument.

             iv. Puts and Calls. The addition or deletion of a term giving (i) Debtor the right to call the debt instrument or (ii) the Claimant the right to put the debt instrument, is a significant modification if the put or call right has significant value at the time of its addition or deletion. The term "significant value" is not defined in the Proposed Regulations.

        Similarly the alteration of an existing put or call right is a significant modification if the alteration "significantly" affects its value. The term "significantly" is not defined in the Proposed Regulations.

        c. Change in Obligor or Security. A change in an obligor or guarantor, or in security or a guarantee may constitute a significant modification.

             i. Change in Obligor. A substitution of a new obligor is a significant modification unless the substitution occurs with respect to certain tax free acquisitions.

             ii. Addition of Co-obligor. The addition of a co-obligor is not a significant modification unless the purpose for such addition is to circumvent the change in obligor rules described above.

             iii. Changes in Guarantees and Other Forms of Credit Enhancements. The addition or material alteration of a guarantee or other form of credit enhancement on a nonrecourse debt instrument is a significant modification. The addition or material alteration of a guarantee or other form of credit enhancement on a recourse debt instrument is not a significant modification unless the guarantor or credit enhancement provider is substituted as the obligor on the debt instrument and the change is intended to circumvent the change in obligor rules described above.

             iv. Substitution of Collateral. A change in the collateral securing a nonrecourse debt instrument generally is a significant modification if a substantial portion of the collateral is released or replaced with other property. A substitution of collateral is not a significant modification if the collateral is fungible or is of a type where the particular units pledged as security are unimportant (e.g. government securities or securities of a particular type and rating). Adjustments and improvements to the property securing a nonrecourse note do not result in a significant modification.

             A change in the collateral securing a recourse note is not a significant modification.

             v. Subordination. The subordination of a debt instrument is not a significant modification.

        d. Changes in the Nature of Debt Instrument. A change in the nature of a debt instrument may constitute a significant modification.

             i. Property That Is Not Debt. A modification is significant if it changes the debt instrument to an instrument or property that is not debt for federal income tax purposes.

             ii. Changes in Types of Payments. A modification is significant if it changes:

                  (a) a fixed rate instrument to a variable rate instrument or a contingent payment instrument;

                  (b) a variable rate instrument to a fixed rate instrument or a contingent payment instrument;

                  (c) a contingent payment instrument to a fixed rate instrument or a variable rate instrument; or

                  (d) the currency in which payment under the debt instrument is made.

        c. RECOGNITION OF GAIN OR LOSS BY DEBTOR

        Under the terms of the Plan, Allowed Claimants may be entitled to foreclose on collateral securing recourse debt owed by Debtor. As described above, one or more of these actions by Debtor may constitute a taxable exchange or disposition for federal income tax purposes.

        Under the Internal Revenue Code, gain or loss is realized on a sale, exchange or other disposition of property by Debtor in an amount equal to the difference between (a) the amount realized by Debtor, and (b) Debtor's adjusted tax basis in the property which is disposed of. Gain or loss realized is immediately recognized for federal income tax purposes unless otherwise provided by a nonrecognition section of the Internal Revenue Code. Under the Treasury Regulations, an exchange of property constitutes a taxable disposition (i.e., a realizable event) only if the properties are materially different. According to the U.S. Supreme Court, properties are "materially different" if the owners of the properties enjoy "legal entitlements that are different in kind or extent."

        A transfer of property in satisfaction of debt is treated as a sale of the property for federal income tax purposes. For this purpose, a foreclosure sale, abandonment of property and a deed in lieu of foreclosure generally constitute a "sale or other disposition of property" resulting in the realization and recognition of gain or loss for federal income tax purposes.

        The term "amount realized" includes liabilities from which the taxpayer is "discharged" on the sale but does not include CODI. Debtor is deemed to be "discharged" from (a) all nonrecourse liabilities secured by the property and
(b) all recourse liabilities secured by property if the purchaser/transferee agrees to pay the liability whether or not the Debtor is released.

        In the case of a transfer of property solely in satisfaction of nonrecourse debt, the entire nonrecourse liability satisfied by the transfer is treated as consideration received by Debtor from the sale of the property for purposes of determining gain or loss. Debtor in this case does not realize CODI which can be reduced or excluded under the CODI exceptions described below.

        In the case of a transfer of property solely in satisfaction of recourse debt, the recourse debt satisfied is treated as consideration received by Debtor from the sale of the property, but only to the extent that the recourse debt does not exceed the fair market value of the property transferred by Debtor. The amount of recourse debt in excess of the fair market value of the property transferred is treated as CODI which is subject to the CODI exclusion.

        d.   ALTERNATIVE MINIMUM TAX

        Debtor will be subject to the alternative minimum tax ("AMT") for federal income tax purposes. The AMT imposes a tax equal to twenty percent (20%) of the amount by which a corporation's alternative minimum taxable income ("AMTI") exceeds the AMTI exemption amount. AMTI is calculated pursuant to specific complex rules in the Internal Revenue Code that eliminate or limit the availability of certain tax deductions and other beneficial allowances and that include as income certain amounts generally not included in computing regular tax liability, but that do not require the inclusion of CODI excluded under
Section 108 of the Internal Revenue Code. Of particular importance to Debtor is that in calculating AMTI, only 90% of a corporation's AMTI may be offset by its alternative minimum tax NOLs ("AMTINOLs). Thus, in any year for which Debtor is subject to the AMT, it will not totally eliminate all tax liability on recognized income through the use of AMTINOLs even though such AMTINOLs may be available. Any AMTI recognized by Debtor would be taxable at an effective rate of 2% (i.e., 10% of the 20% AMT tax rate).

        e. AMOUNT AND UTILIZATION OF NET OPERATING LOSS CARRYFORWARDS AND OTHER FEDERAL INCOME TAX ATTRIBUTES

        As of January 1, 1996, Debtor had net operating losses ("NOL") for regular federal income tax purposes and for federal alternative minimum tax purposes which Debtor carried forward from its prior taxable years. There are no assurances that the amounts of such NOL's will not be challenged by the IRS or by any state or local taxing agency, or that any such challenge would not be sustained by a court of competent jurisdiction.

        The utilization of Debtor's NOLs after its sale to Nu-Tech or a successful overbidder may be limited due to the application of Internal Revenue Code Sections 382 and 269. As a result of the sale of the Debtor's common stock by Mr. Mendez to Nu-Tech, Debtor may experience an "ownership change," as defined under Section 382(g) of the Internal Revenue Code. Section 382 (in conjunction with Section 383) of the Internal Revenue Code generally restricts a corporation's utilization of its NOL's after the corporation undergoes an ownership change by limiting the amount of income earned by the corporation after the ownership change that may be offset by NOL's that arose prior to the ownership change (the "Section 382 Limitation"). In general, where a corporation undergoes an ownership change within the meaning of section 382 of the Internal Revenue Code pursuant to a plan of reorganization and the Section 382 Limitation applies, the corporation's utilization of its pre-Effective Date NOL's for taxable periods following the Effective Date is limited to an annual amount of NOL's equal to the product of (i) the value of the corporation immediately before the ownership change (adjusted to reflect any increase in the corporation's value as a result of any cancellation or surrender of claims by creditors pursuant to the reorganization) multiplied by (ii) the higher of the long-term tax-exempt rates (as announced each month by the Treasury Department) for (A) the month in which the Effective Date occurs or (B) either of the two months preceding the month in which the Effective Date occurs.

        The Section 382 Limitation may be increased to the extent of certain recognized built-in-gains within the meaning of section 382(h)(6) of the Internal Revenue Code. Due to uncertainties the post-Effective Date equity value of the Debtor and the applicable long-term tax-exempt rate, Debtor is unable to ascertain with any degree of certainty the amount of the Section 382 Limitation for taxable periods following the Effective Date.

        In general, an ownership change for these purposes occurs when the percentage of stock (determined on the basis of value) of a corporation owned by one or more holders of at least 5% of the stock of the corporation has increased by more than 50 percentage points over the lowest percentage of such stock that was owned by such 5% stockholders at any time during the applicable testing period. The testing period is generally the shorter of (i) three years or (ii) the period of time since the corporation's most recent ownership change.

        Internal Revenue Code Section 382(1)(5) may apply to an ownership change which occurs in a title 11 case if the transaction resulting in the ownership change is ordered by the court or is pursuant to a plan approved by the court. Under Internal Revenue Code Section 382(1)(5), the Internal Revenue Code Section 382 Limitation does not apply to any ownership change if (1) the old loss corporation is (immediately before the ownership change) under the jurisdiction of the court in a title 11 case; and (2) the pre-change shareholders and qualified creditors of the old loss corporation (determined immediately before the ownership change) own (after the ownership change and as a result of being pre-change shareholders or qualified creditors immediately before the ownership change) stock of the new loss corporation (or stock of a controlling corporation if also in bankruptcy) that is equal to at least 50% of the voting power and 50% of the value.

        Solely for purposes of determining whether the stock ownership requirements of Section 382(l)(5) are satisfied at the time of an ownership change, stock of the loss corporation (or of a controlling corporation if also in bankruptcy) that is subject to an option is treated as acquired at that time, pursuant to an exercise of the option by its owner, if such deemed exercise would cause the prechange shareholders and qualified creditors of the loss corporation to own (after such ownership change and as a result of being pre-change shareholders or qualified creditors immediately before such change) less than an amount of such stock sufficient to satisfy the ownership requirements. The proposed sale of shares by Mr. Mendez to Nu-Tech does not appear to satisfy the Internal Revenue Code Section 382(l)(5) requirements.

        f. TAX CONSEQUENCES TO ALLOWED CLAIMANTS

             i. REALIZATION OF INCOME OR LOSS BY AN ALLOWED CLAIMANT WITH RESPECT TO PAYMENT OF CASH OR PROPERTY RECEIVED IN SATISFACTION OF ACCRUED INTEREST ON DEBT

        The federal income tax consequences with respect to payments of cash by Debtor to Allowed Claimants in partial or full satisfaction of debt, depend on the allocation of such payments to principal and interest owed on the debt. The allocation of payments between interest and principal may affect:

                  (1) the existence and timing of recognition of interest income by a cash basis Claimant;

                  (2) the existence and timing of interest deductions to a cash basis (and sometimes to an accrual basis) Debtor;

                  (3) the amount (and possibly the character) of worthless debt loss recognized by the Claimants; and

                  (4) the amount of cancellation of indebtedness income recognized by Debtor. An Allowed Claimant will recognize ordinary income to the extent that any property or cash received is attributable to interest (including original issue discount) which has accrued while the Claimant held the debt and which the Claimant has not previously included in income. A Claimant will recognize a loss (subject to the loss disallowance provisions of the Internal Revenue Code) to the extent that the interest (including original issue discount) which has accrued while the Claimant held the debt and which the Claimant previously included in income, exceeds the fair market value of cash received by the Claimant which is attributable to such accrued interest (including OID).

        In addition, such Claimants will realize gain on such amount equal to the excess of the fair market value of property and cash received (excluding amounts attributable to interest as discussed above) over the cost or other tax basis of the debt claims surrendered (excluding any tax basis allocated to accrued interest). The gain may be a capital gain or ordinary gain.

        The rules for taxation of payments to Claimants which are attributable to other accrued but unpaid income items (e.g., rents, compensation, royalties, dividends, etc.) are similar to the rules described above for payments allocated to interest.

        PERSONS CONCERNED WITH THE TAX CONSEQUENCES OF THIS PLAN SHOULD CONSULT THEIR OWN ACCOUNTANTS, ATTORNEYS AND/OR ADVISORS. THE PROPONENT MAKES THE AFOREMENTIONED DISCLOSURE OF POSSIBLE TAX CONSEQUENCES FOR THE SOLE PURPOSE OF ALERTING READERS OF TAX ISSUES THEY MAY WISH TO CONSIDER. THE PROPONENT CANNOT AND DOES NOT REPRESENT THAT THE TAX CONSEQUENCES MENTIONED ABOVE ARE COMPLETELY ACCURATE BECAUSE THE TAX LAW EMBODIES MANY COMPLICATED RULES, WHICH MAKE IT DIFFICULT TO ACCURATELY STATE WHAT THE TAX IMPLICATIONS OF ANY ACTION MIGHT BE.

26.     EFFECT OF CONFIRMATION OF PLAN

        a.   DISCHARGE AND INJUNCTION

        Entry of the Confirmation Order confirming MSI's Plan shall constitute an order of the Bankruptcy Court that, except as otherwise provided in the Plan, or in agreements or orders entered in connection therewith, on or after the Effective Date,

             i. the rights afforded in the Plan, and the treatment of all Claims and Interests thereunder whether held by any Person or Governmental Unit, (i) shall be in exchange for, and in complete satisfaction, release, termination, and discharge to the fullest extent permitted by Bankruptcy Code sections 1141 and 105, from all Claims and Interests that arose prior to the

Effective Date, including without limitation, Claims arising under or related to any Labor Laws or Environmental Laws (including any interest accrued on such Claims from and after the Petition Date), of all debts of the kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, and of all obligations and liabilities of Debtor on which such Claims and Interests are based, whether or not evidenced by any instrument or paper. All persons and entities shall be deemed precluded from asserting against MSI, Reorganized MSI, its successor(s), Nu-Tech, or the Successful Bidder, or their assets or properties, any Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the confirmation date, and (ii) shall terminate all Interests in MSI of any nature whatsoever;

             ii. any and all assets acquired by any entity, pursuant and subject to the Plan, effective immediately upon the Closing Date shall be free and clear of any and all Claims, liens and interests, such interests including all mortgages, deeds of trust, liens, encumbrances, or other security interests against property of the Estate, and all in personal Claims against MSI, MSI's estate, Reorganized MSI and MSI's successor. Such interests shall be released with respect to MSI, MSI's estate, and MSI's successor and the acquiring entity; all right, title, and interest of any holder of such mortgages, deeds of trust, liens, encumbrances, or other security interests shall vest in Reorganized MSI, its successor or assigns.

        SUCH DISCHARGE SHALL CONSTITUTE AN ABSOLUTE BAR FROM ASSERTING OR RECOVERING ON ANY CLAIM, LIEN OR INTEREST ON BEHALF OF ANY PERSON, GOVERNMENTAL UNIT, OR ANY ENTITY, AS DEFINED ABOVE, HOLDING SUCH CLAIM, LIEN OR INTEREST AGAINST MSI, REORGANIZED MSI, NU-TECH OR THE SUCCESSFUL BIDDER OR THEIR SUCCESSOR OR ASSIGNS.

             iii. the discharge shall void any judgment against MSI at any time obtained to the extent that it relates to a Claim, Administrative Claim, or Interest that has been discharged or terminated;

             iv. all Persons and Governmental Units shall be permanently enjoined by Bankruptcy Code section 524 from asserting against MSI, Nu-Tech, their successors, or their assets or proper ties, any Claims (including Claims arising under or related to any Labor Laws, Health Care Laws, or Environmental
Laws), Administrative Claims, or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date;

             v. all Persons and Governmental Units who have held, currently hold, or may hold a Claim (including, without limitation, a Claim arising under or related to any Labor Laws, Health Care Laws, or Environmental Laws), Administrative Claim, or Interest, discharged or terminated pursuant to the terms of the Plan shall be permanently enjoined by Bankruptcy Code section 524 from taking any of the following actions on account of any such discharged Claim or terminated Interest: (i) commencing or continuing in any manner any action or other proceeding against MSI, MSI's bankruptcy estate, Reorganized MSI, MSI's successor(s), MSI's assets, or properties; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against MSI, MSI's bankruptcy estate, MSI's successor(s), MSI's assets, or properties; (iii) creating, perfecting, or enforcing any lien or encumbrance against MSI, MSI's bankruptcy estate, MSI's successor(s), MSI's assets, or properties (iv) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due to MSI, MSI's bankruptcy estate, MSI's successor(s), MSI's assets, or properties, and (v) commencing or continuing any action, in any manner or place, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any Person or Governmental Unit violating such injunction may be liable for actual damages, including costs and attorneys' fees and, in appropriate circumstances, punitive damages.

        b.   INJUNCTION AGAINST PARTIES BRINGING ACTIONS ON BEHALF OF ESTATE

             i. all Persons and Governmental Units who have held, currently hold, or may hold a Claim (including, without limitation, a Claim arising under or related to any Labor Laws, Health Care Laws, or Environmental Laws), Administrative Claim, or Interest discharged or terminated pursuant to the terms of the Plan, unless specifically excepted by the Plan, shall be permanently enjoined by Bankruptcy Code section 524 from commencing or continuing in any manner any action or other proceeding against any party on account of a Claim or cause of action that was property of the estate, including, without limitation, any derivative Claims capable of being brought on behalf of MSI, and all such Claims and causes of action shall remain exclusively vested in MSI's successor to the maximum extent such Claims and causes of action were vested in MSI.

        c.   UPON WHOM THE PLAN IS BINDING

             i. The provisions of this Plan, including discharge and release, shall be effective and bind all Persons in each case, including persons acquiring property under the Plan, and any and all creditors, equity security holders, or other person(s) or entities holding claims against or interests in MSI whether or not: (i) a proof of claim or proof of interest based on such Claim or Interest is filed or deemed filed pursuant to Bankruptcy Code section 501, (ii) a Claim or Interest is Allowed based on such debt or interest pursuant to section 502 of the Bankruptcy Code, (iii) the claim or interest of such party is impaired under the provisions of this Plan; or (iv) the holder of a Claim or Interest based on such debt or interest has voted to accept the Plan.

             ii. The Plan shall be binding upon and govern the acts of all Persons including, without limitation, all holders of Claims and Interests, all filing agents or officers, title agents or companies, recorders, registrars, administrative agencies, Governmental Units and departments, agencies or officials thereof, secretaries of state, and all other Persons who may be required by law, the duties of their office, or contract to accept, file, register, record, or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the assets of MSI and/or Reorganized MSI.

        d.   TYPES OF CLAIMS THE PLAN IS BINDING UPON

             i. ANY CLAIM KNOWN OR UNKNOWN AGAINST MSI OR MSI'S BANKRUPTCY ESTATE INCURRED PRIOR TO THE EFFECTIVE DATE OF THE PLAN SHALL BE SUBJECT TO THE PROVISIONS OF MSI'S PLAN. ANY CLAIM KNOWN OR UNKNOWN AGAINST MSI, MSI'S BANKRUPTCY ESTATE AND MSI'S SUCCESSOR, INCURRED PRIOR TO THE CONFIRMATION HEARING SHALL BE DISCHARGED IN ACCORDANCE WITH BANKRUPTCY CODE SECTIONS 524 AND 1141, UPON THE EFFECTIVE DATE OF MSI'S PLAN OF REORGANIZATION.

        e. VESTING OF PROPERTY OF THE ESTATE AND RELEASE OF LIENS PROPERTY VESTED FREE AND CLEAR OF LIENS

             i. Except as otherwise provided in the Plan, any contract, instrument or other agreement or document created in connection with the Plan, or the Confirmation Order, all property of the estate, wherever situated, including all permits issued by Governmental Units under any

Labor Law or Environmental Laws, shall vest in Reorganized MSI or MSI's Successor free and clear on the Effective Date of all Claims, mortgages, deeds of trust, liens, security interests, encumbrances, and other interests of any Person, unless otherwise excepted by the Plan.

        f.   MSI NOT LIABLE FOR PROPERTY NOT VESTED

             i. Notwithstanding anything to the contrary in the Plan, the Confirmation Order shall constitute an order of the Bankruptcy Court that MSI shall not have any liabilities under or obligations or remediation or other responsibilities in respect of any property that does not vest in the Reorganized MSI or MSI's Successor on the Effective Date.

        g.   SUCCESSOR'S RIGHT TO USE PROPERTY

             i. Reorganized MSI or MSI's successor may thereafter operate MSI's business and may use, acquire, and dispose of property and compromise or settle any Claims or Interests without the supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules of the United States Bankruptcy Court for the Central District of California, and the guidelines and requirements of the Office of the United States Trustee for the Central District of California. From and after the Effective Date, Reorganized MSI or MSI's Successor may use, acquire, and dispose of property without the supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, other than those restrictions expressly imposed by the Plan, any contract, instrument, or other agreement or document created in connection with the Plan, or the Confirmation Order.

        h.   SETOFFS

        Except as otherwise provided in the Plan, agreements entered into in connection therewith, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, MSI, Reorganized MSI and the Committee, as the context requires, may, except as otherwise indicated in the instant Disclosure Statement and Plan, pursuant to Bankruptcy Code section 553 or applicable nonbankruptcy law, set off against any Allowed Claim (before any distribution is made on account of such Claim) any and all of the Claims, rights and causes of action of any nature that MSI may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by MSI of any such Claims, rights, and causes of action that MSI may



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
possess against such holder. To the extent MSI fails to setoff against a third party and seeks to collect a Claim from such third party after a distribution to such third party pursuant to the Plan on account of its Allowed Claim, MSI shall be entitled to full recovery on its Claim against such third party.

         i. OBJECTIONS TO CLAIMS; ADEQUACY OF NOTICE OF BAR DATE ORDERS AND SCHEDULES OF LIABILITIES

        All objections to such Disputed Claims, other than the Disputed Claims of creditors electing to have their claim treated as an Allowed Class 3A Claim, shall be filed and served on the holders of such Claims by the later of (i) the first anniversary of the Effective Date, and (ii) the first anniversary after the particular proof of Claim has been filed, except as extended by an agreement between the Claimant and MSI or by order of the Bankruptcy Court upon an application filed by MSI or by the Committee. After the Effective Date, only the Committee by and through its attorneys (whose authority to file such objections or otherwise represent MSI or Reorganized MSI after the Effective Date need not be approved in advance by order of the Bankruptcy Court) shall have authority to file objections, or settle, compromise, withdraw, or litigate to judgment objections to Class 3 Claims. Notwithstanding any prior order of the Bankruptcy Court or the provisions of Bankruptcy Rule 9019, as of the Effective Date, the Committee may settle or compromise any Disputed Class 3 Claim without the approval of the Bankruptcy Court.

        The Confirmation Order shall constitute an order of the Bankruptcy Court that the notice of the Bar Date Orders was adequate to notify all known and unknown claimants of the last day to file proofs of claim with the Bankruptcy Court or be barred from asserting any Claim (including any Administrative Claim) against MSI, Reorganized MSI, and MSI's successor, and their respective properties or assets, or from voting on or receiving distributions under the Plan. The Plan provides that entry of the Confirmation Order constitutes an order of the Bankruptcy Court approving the adequacy of the Schedules without the need for amendment.

        j.   PRESERVATION OF ALL RIGHTS OF ACTION

        EXCEPT AS OTHERWISE PROVIDED IN THIS PLAN, IMMEDIATELY UPON THE EFFECTIVE DATE, REORGANIZED MSI IS DEEMED TO ASSIGN TO THE COMMITTEE THE RIGHT TO OBJECT TO AND DEFEND (INCLUDING SET-OFF RIGHTS UNDER

SECTION 553) AGAINST CLASS 3 CLAIMS, AND INITIATE AND PROSECUTE ANY ACTIONS FOR SUBORDINATION OF CLASS 3 CLAIMS UNDER SECTION 510, AND INITIATE AND PROSECUTE AVOIDANCE OF PREFERENTIAL TRANSFERS AND FRAUDULENT CONVEYANCES PURSUANT TO BANKRUPTCY CODE SECTIONS 544, 547, 548, AND 549, AND ACTIONS TO RECOVER THE FOREGOING FROM TRANSFEREES PURSUANT TO BANKRUPTCY CODE SECTION 550 (COLLECTIVELY THE "AVOIDANCE ACTIONS"), AND ANY CLAIM OR CAUSE OF ACTION IDENTIFIED ON Exhibit "11" WHICH Exhibit SHALL BE FILED NO LATER THAN ELEVEN (11) DAYS PRIOR TO THE CONFIRMATION HEARING. ONLY THE COMMITTEE OR ITS SUCCESSOR(S) OR ASSIGNEE(S) MAY PURSUE SUCH RIGHTS, AS APPROPRIATE, IN ACCORDANCE WITH THE BEST INTERESTS OF CLASS 3.

             i.   PROJECTED VALUE OF RECOVERY FROM VOIDABLE CLAIMS

        MSI estimates that the projected realizable value from recovery of preferential transfers approximate $200,000.

        The Confirmation Order shall be deemed to constitute an order of the Bankruptcy Court, as is authorized under Bankruptcy Code section 502(d), disallowing any Claim of (i) any entity from which property is recoverable under Bankruptcy Code sections 542, 543, 550, or 553 or (ii) that is a transferee of a transfer avoidable under Bankruptcy Code section 544, 545, 547, 548 or 549, unless such entity or transferee has paid the amount or turned over any such property, for which such entity or transferee is liable under Bankruptcy Code sections 542, 543, 550, or 553.

27.     DISTRIBUTIONS UNDER THE PLAN

        a.   GENERAL MATTERS CONCERNING THE DISTRIBUTION OF CONSIDERATION

        Credit Managers Association of California, and such other Person(s) as may be approved by the Committee shall act as Disbursing Agent(s) under the Plan. Any such Disbursing Agent may, with the prior approval of the Committee, employ or contract with other Persons to assist in or to perform the distribution required. Each third-party hired as a Disbursing Agent shall receive from the Committee, and on terms acceptable to the Committee without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services.

        b.   CASH PAYMENTS

         Cash payments made pursuant to the Plan will be in U.S. dollars by checks drawn on a domestic bank selected by the Committee and the Disbursing Agent, or by wire transfer from a domestic bank, at the option of the Committee. However, cash payments to foreign Claimants may be made, at the option of the Committee in such currency and by such means as are necessary or customary in a particular foreign jurisdiction.

        c.   TRANSMITTAL OF DISTRIBUTIONS

        All distributions shall be deemed made at the time such distribution is deposited in the United States mail, postage prepaid. Except as otherwise agreed with the holder of an Allowed Claim or Allowed Interest, any property to be distributed on account of an Allowed Claim or Allowed Interest shall be distributed by mail to (i) the latest mailing address filed of record for the party entitled thereto or to a holder of a power of attorney designated by such holder to receive such distributions or (ii) if no such mailing address has been so filed, the mailing address reflected on the filed schedules of assets and liabilities or in Reorganized MSI's books and records.

        d.   UNDELIVERABLE DISTRIBUTIONS

        If any distribution is returned to a Disbursing Agent as undeliverable, no further distributions shall be made to the holder of the Allowed Claim or Allowed Interest on which such distribution was made unless and until the Disbursing Agent or the Committee is notified in writing of such holder's then-current address. Undeliverable distributions shall remain in the possession of the Disbursing Agent until such time as a distribution becomes deliverable or is deemed cancelled (as hereinafter provided). Any unclaimed distribution held by a Disbursing Agent shall be accounted for separately, but the Disbursing Agent shall be under no duty to invest any such unclaimed distribution in any manner. Any holder of an Allowed Claim or Allowed Interest that does not present a Claim for an undeliverable distribution within one year after the date upon which a distribution is first made available to such holder shall have its right to such distribution discharged and shall be forever barred from asserting any such Claim or Interest against MSI, Reorganized MSI, MSI's successor, or its property or against any other Person, including the Disbursing Agent(s). All unclaimed or undistributed distributions shall either be distributed pro rata among Class 3 Claimants or otherwise distributed in the sole and absolute discretion of the Committee.

         e. DISTRIBUTION ON DISPUTED CLAIMS OR DISPUTED INTERESTS THAT BECOME ALLOWED CLAIMS OR ALLOWED INTERESTS

        Within thirty (30) days following the allowance by Final Order of all or a portion of a Disputed Claim, the Disbursing Agent may distribute, in accordance with the provisions of the Plan regarding the treatment of such Allowed Claim or Allowed Interest, the consideration to which the holder of such newly Allowed Claim or Allowed Interest is entitled under the terms of the Plan, as though such Claim had been Allowed as of the Effective Date.

28.     CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN

        Nu-Tech shall only be obligated to proceed with the Transaction if the following conditions have either been satisfied or waived in writing by Nu-Tech.

             i. From and after the date of execution of this Term Sheet, MSI shall have continued to operate its business in the ordinary course and shall not have entered into any transactions or incurred any obligations out of the ordinary course of its business.

             ii. From and after the date of execution of this Term Sheet, there shall have been no material adverse change in the financial condition of MSI.

             iii. As of the Effective Date:

                  (1) The Allowed Secured Claim of Austin Financial shall not exceed $2.6 million;

                  (2) Outstanding Allowed Professional Administrative Claims
                      shall not exceed $1.175 million;

                  (3) Accrued and unpaid post-petition payroll taxes shall not exceed $392,000;

                  (4) Past due post-petition lease payments including, without limitation, past due payments with respect to both operating and financing leases, shall not exceed $310,000;

                  (5) Post-petition accounts payable shall not exceed $918,000;

                  (6) The administrative expense portion of the Allowed False
                      Claims Act Claims shall not exceed $75,000;

                  (7) All Allowed Administrative Claims (including Allowed
                      Professional Administrative Claims) shall not exceed $2.87 million; and

                  (8) Cash plus net realizable value of accounts receivable
                      shall not be less than $3.0 million.

         iv. As of the Effective Date, MSI warrants that its obligations with respect to priority pre-petition payroll taxes, including penalties and interest, does not exceed approximately $370,000, its obligations with respect to other pre-petition priority taxes does not exceed $50,000 and that there are no other pre-petition claims entitled to priority. The foregoing representations shall be true at confirmation and on the Closing Date of the Transaction and Nu-Tech shall not be obligated to proceed with the Transaction if the allowed amount of all pre-petition claims entitled to priority exceeds $420,000.

         v. There are no material liabilities of MSI which have not been disclosed to Nu-Tech prior to the execution of the Term Sheet attached as Exhibit "1."

         vi. The Disclosure Statement, the Plan and any and all documents required by Nu-Tech in connection with confirmation or implementation of the Plan shall be in form and substance acceptable to Nu-Tech, in its sole and absolute discretion.

         vii. The Court shall have entered an order confirming the Plan, which order shall not have been stayed.

         viii. The Break Up Fee Order shall have been approved by a final order of the Court.

29.     CONFIRMATION REQUEST

         This Plan incorporates the cramdown provisions of the Bankruptcy Code. In the event any Impaired Class does not accept the Plan in accordance with the provisions of Bankruptcy Code section 1126, Debtor reserves the right to request that the Bankruptcy Court confirm the Plan in accordance with Bankruptcy Code 1129(b).

30.     RETENTION OF JURISDICTION

         Following Confirmation, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, without limitation, for the following purposes:

         a. to determine the allowability, classification, or priority of Claims or Interests;

         b. to construe and to take any action to enforce and execute the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

         c. to issue such orders as may be necessary for the implementation, execution, performance, and consummation of the Plan;

         d. to protect the property of the Estate revesting in Reorganized Debtor from claims against, or interference with such property, including actions to collect or enforce alleged security interests, security agreements, or secured proof of claims, either waived, released, or terminated.

         e. to determine any and all applications for allowance of compensation and expense reimbursement of Professional Persons, with the exception of counsel for the Post- Confirmation Committee should the Court deem such applications unnecessary.

         f.  to determine any other request for payment of Administrative
             Claims;

         g. to determine all applications, motions, adversary proceedings, contested matters, and any other litigated matters instituted prior to the closing of the Reorganization Case including, without limitation, litigation commenced to set aside or avoid any transfers pursuant to Bankruptcy Code sections 544, 545, 547, 548, 549, 550, and 553;

         h. to modify the Plan under Bankruptcy Code section 1127, to remedy any defect or omission in the Plan, or to reconcile any inconsistency in the Plan so as to carry out its intent and purposes;

         i. to issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any person; and

         j. to adjudicate disputes arising post-petition regarding any claim against MSI, MSI's bankruptcy estate, or Reorganized MSI, including Labor Law and Environmental Law claims arising (a) out of MSI's conduct allegedly occurring on or before the Effective Date of MSI's Plan, or (b) out of a pre-petition relationship between MSI's alleged conduct and the claimant, shall be subject to the continuing jurisdiction of the bankruptcy court.

        a.   MODIFICATION OF THE PLAN

         Before the Effective Date, the Plan may be amended or modified only by MSI and Nu-Tech, or may be withdrawn only upon approval of the Court. Following the Effective Date, the Plan may be amended or modified only by Reorganized MSI, MSI's successor, and Nu-Tech (or the Successful Bidder) to the extent provided in Bankruptcy Code section 1127.

        b.   SUCCESSORS AND ASSIGNS

         The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and/or assigns of such Person.

///

///

///

31.     FINAL DECREE

        Once the Plan has been substantially consummated, a final decree may be entered upon motion of the Proponent or the Committee. The effect of the final decree is to close the bankruptcy case.

Dated:  October __, 1996               MEDICAL SCIENCE INSTITUTE



                                       By:________________________________
                                          Fausto Mendez Jr., President

Dated:  October __, 1996               NU-TECH BIO-MED, INC.



                                       By:________________________________
                                          J. Marvin Feigenbaum, President

RESPECTFULLY PRESENTED BY:
Dean G. Rallis Jr.
Thomas A. Johnson
BAKER & HOSTETLER

By:________________________
   Dean G. Rallis Jr.
Counsel for Medical Science Institute

APPROVED AS TO FORM AND CONTENT:

David W. Meadows
ANDREWS & KURTH L.L.P

By:________________________
   David W. Meadows
Counsel for the Official
Unsecured Creditors' Committee

                            DECLARATION IN SUPPORT OF

                   FIRST AMENDED DISCLOSURE STATEMENT AND PLAN

         I, Fausto Mendez, Jr., declare as follows:

         1. I am the President and Chief Executive Officer of Medical Science Institute, Debtor and Debtor-in-Possession.

         2. I and MSI's counsel are the individuals who have prepared this document.

         3. The source of all financial data is internal computer records of MSI and other sources of financial information prepared and maintained by MSI in the ordinary course of its business.

         4. All facts and representations in the First Amended Disclosure and Plan are true and correct to the best of my knowledge and belief.

         5. No fact material to a claimant or equity security holder in voting to accept or reject the proposed Plan has been omitted to the best of my knowledge.

         6. Accrual accounting methods were used to prepare the financial statements attached to this First Amended Disclosure Statement and Plan unless otherwise indicated (e.g., monthly cash interim statements).

         I declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge, information and belief.

         Executed this ___ day of October 1996 at Burbank, California.

                                                         ______________________
                                                         Fausto Mendez, Jr.